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                                                                    EXHIBIT 10.1

THIS AGREEMENT is made the 10th day of September 1999

BETWEEN

(1) K-TEL INTERNATIONAL INC whose principal place of business is at 2605 Fernbrook Lane North, Minneapolis, MN, USA (the "Vendor")

(2) EDEL MUSIC AG whose principal place of business is at Wichmannstrasse 4 22607 Hamburg Germany (the "Purchaser")

(3) K-TEL ENTERTAINMENT (UK) LIMITED whose registered office is situate at 12 Fairway Drive, Greenford, Middlesex UB6 8PW, England ("K-Tel UK")

INTRODUCTION

 (A) K-Tel International (Finland) Oy (the "Company") was incorporated in Finland on 10th April 1989 with registered number 461.792 and at the date of this agreement has an authorised share capital of FIM500,000 divided into 500 shares of FIM 1,000 each all of which have been issued fully paid and are legally and beneficially owned with full title guarantee by the Vendor. Further details of the Company are set out in
         Schedule 1.

 (B) The Vendor has agreed to sell and the Purchaser has agreed to purchase the entire issued share capital of the Company subject to and on the terms of this agreement.

AGREED TERMS

1.       DEFINITIONS AND INTERPRETATION

1.1 In this agreement, unless the context otherwise requires, the following words and expressions have the meanings set out opposite them:

         "Accounting Requirements"      means good Finnish accounting
                                        practice (as adopted by the Finnish
                                        Accounting Board (KILA)) and generally
                                        accepted Finnish accounting principles
                                        as consistently applied by the Company;

         "Accounts"                     means the audited accounts of the
                                        Company for the financial year ended
                                        on the Balance Sheet Date including
                                        the auditors' and directors'
                                        reports, the balance sheet, the
                                        profit and loss account and the
                                        notes to them;

         "Act"                          means the Companies Act 1985 as amended
                                        by the Companies  Act 1989;

         "Affiliate"                    means in relation to any company, any
                                        other person who or which for the time
                                        being is directly or indirectly
                                        Controlled by, or (whether by itself or
                                        together with any connected person)
                                        Controlling, that company;

         "Ancillary Rights"             means all rights to dividends and other
                                        distributions of whatsoever nature
                                        declared after the Balance Sheet Date

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
                                        in respect of the Sale Shares and all
                                        other rights and advantages belonging
                                        to or accruing on the Sale Shares as at
                                        and from that date;

         "Balance Sheet Date"           means 30th June 1999;

         "Business Day"                 means any day, other than a Saturday or
                                        a Sunday, on which banks are generally
                                        open in the City of London for business;

         "Compilation Agreements"       means those written non-exclusive
                                        compilation album license agreements in
                                        respect of Recordings entered into prior
                                        to the date hereof between the Company
                                        and the Vendor's Group on customary
                                        terms in the ordinary course of
                                        business;

         "Completion"                   means completion of the sale and
                                        purchase of the Sale Shares in
                                        accordance with the parties' respective
                                        obligations under clause 5;

         "Completion Date"              means today's date or such other date as
                                        the Vendor and the Purchaser may agree;

         "Completion Documents"         means the documents in the agreed form
                                        referred to in Schedule 2;

         "Compositions"                 means the musical works listed in
                                        Schedule 9 (including but not limited to
                                        the titles words lyrics music libretti
                                        musical scores and all interpolations
                                        collections compilations and all
                                        arrangements adaptations versions
                                        editions and translations thereof) in
                                        existence at Completion in which the
                                        Company owns or controls the copyright
                                        and/or other rights in the nature of
                                        copyright and/or which the Company
                                        exploits as at Completion and/or which
                                        were acquired in pursuance of any Music
                                        Contract;

         "Consideration Shares"         means the Purchaser's Shares to be
                                        allotted pursuant to clause 3.3;

         "Control"                      has the meaning ascribed to it in
                                        section 840 of the Income and
                                        Corporation Taxes Act 1988

         "Covenant"                     means the covenant given by the Vendor,
                                        in the Tax Deed;

         "Disclosure Letter"            means the letter of today's date from
                                        the Warrantors to the Purchaser;

         "Distribution Contracts"       means the manufacturing distribution
                                        licensing and marketing agreements set
                                        out in Schedule 4;

         "Employees"                    means the persons employed by the
                                        Company whose names and job titles are
                                        set out in Schedule 3;

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

         "Encumbrance"                  means any option, right of pre-emption,
                                        mortgage, pledge, charge, hypothecation,
                                        encumbrance, lien, equity, title
                                        retention, title transfer, security,
                                        assignment, trust arrangement,
                                        preferential right, security interest or
                                        any other agreement or arrangement or
                                        right of whatsoever nature having a
                                        commercial effect analogous to the
                                        conferring of security;

         "Intellectual Property Rights" means all:

                                        (a)       patents, trade marks, trade
                                                  names and designs, whether
                                                  registered or not including
                                                  all registrations of, or
                                                  applications for the
                                                  registration of the same;
                                        (b)       inventions, confidential
                                                  processes and computer
                                                  programs together with all
                                                  applications or in connection
                                                  with the same;
                                        (c)       copyright, design right,
                                                  related rights and other
                                                  protectable rights;
                                        (d)       know-how and other
                                                  confidential information;
                                        (e)       other types of intellectual
                                                  property; and
                                        (f)       licences and permissions in
                                                  connection with such matters;

         "Inter-company Indebtedness"   means the net sum of $0 owed by
                                        the Company to the Vendor's Group;

         "Inter-company                 means the termination deed between the
         Termination Deed "             Vendor and the Company  with effect from
                                        the Completion Date in the agreed form;


         "Key Employees"                means Jorma Kosonen - managing director
                                        Raimo Salin - financial controller;

         "Key Service Agreements"       means the service agreements with the
                                        Key Employees in the agreed form;

         "License Agreements"           means (a) the license agreement between
                                        K-Tel UK (1) and the Purchaser (2)
                                        pursuant to which K-Tel UK has agreed to
                                        non-exclusively license rights in its
                                        catalogue to the Purchaser in the agreed
                                        form and (b) the license agreement
                                        between Dominion Entertainment Inc
                                        ("Dominion") (1) and the Purchaser (2)
                                        pursuant to which Dominion has agreed to
                                        exclusively license rights in its
                                        catalogue to the Purchaser in the agreed
                                        form;

         "Music Contracts"              means the Distribution Contracts, the
                                        Recording Contracts, the Producer
                                        Contracts the Publishing Contracts, the
                                        Sub-publishing Agreements and any other
                                        agreements by which the Company has
                                        acquired or purported to acquire the
                                        Music Rights or any of them and any
                                        other agreements entered into by the
                                        Company with any person or persons
                                        relating to (a) the making of any
                                        Recordings or the


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
                                        provision of any services by any
                                        person or persons in connection with
                                        the making of any Recordings including
                                        agreements with performers, vocalists,
                                        musicians, conductors, producers,
                                        consultants, directors and engineers
                                        and/or (b) the writing, composing
                                        and/or making of any Compositions or
                                        the provision of any services by any
                                        person or persons in connection with
                                        the writing, composing and/or making of
                                        any Compositions

         "Music Rights"                 means the whole and entire copyright and
                                        all rights in the nature of copyright
                                        and all other Intellectual Property
                                        Rights and record video and film,
                                        reproduction, exploitation and use
                                        rights and all other rights whether now
                                        or hereafter known in (a) the Recordings
                                        (including derivative works thereof,
                                        re-mixes and arrangements) and in the
                                        performances embodied or fixed therein
                                        and/or (b) the Compositions (to the
                                        extent of the Company's interest therein
                                        as specified in Schedule 9) throughout
                                        the world for the full term thereof
                                        including all renewals, extensions,
                                        reversions and revisions thereof (or for
                                        such shorter term as specified in
                                        Schedules 4, 5, 6, 7, 9, 10 and/or 11
                                        hereto) whether now existing or
                                        hereafter conferred or created and all
                                        rights to secure renewals and extensions
                                        of copyright and including all vested
                                        and contingent and future rights of
                                        copyright (subject in each case to the
                                        rights of local Finnish collecting
                                        societies (PRS/PPL/MCPS equivalents) and
                                        their affiliated societies throughout
                                        the world) together with all rights of
                                        action (including the right to sue for
                                        past infringements), powers and benefits
                                        to the same belonging or accrued;

         "Press Release"                means the written statement in relation
                                        to the subject matter of this agreement,
                                        in the agreed form;

         "Producer Contracts"           means the agreements set out in Schedule
                                        6;

         "Products"                     means the compact discs vinyl disc
                                        records cassettes mini-discs DVDs videos
                                        CD-ROMs and any other audio visual
                                        devices manufactured by or for the
                                        Company and supplied and/or sold by the
                                        Company;

         "Property"                     means Building No. 2, Site No. 3, Block
                                        No. 36012, District No. 36 Viikki, City
                                        of Helsinki, Finland;

         "Property Lease Agreement"     means the agreement defined in
                                        sub-clause 3.1 of Part B of Schedule 8

         "Publishing Contracts"         means the agreements set out in Schedule
                                        10;

         "Purchaser's Group"            means the Purchaser and any other
                                        subsidiary undertaking or parent
                                        undertaking (as those expression are
                                        defined in section 258 of the Act) of
                                        the Purchaser and any subsidiary
                                        undertaking of any such parent
                                        undertaking;

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
         "Purchaser Shares"             means ordinary shares of one (1) euro
                                        each in the capital of the Purchaser;

         "Purchaser's solicitors"       means Russells of Regency House, 1/4
                                        Warwick Street, London W1R 6LJ;

         "Recording Contracts"          means the agreements set out in Schedule
                                        5;

         "Recordings"                   means the sound recordings, films and
                                        videos listed in Schedule 7 and any
                                        other sound recordings, films and videos
                                        in existence at Completion in which the
                                        Company owns or controls the copyright
                                        and/or other rights in the nature of
                                        copyright and/or which the Company
                                        exploits as at Completion and/or which
                                        were made in pursuance of any Music
                                        Contract;

         "Relevant Claim"               means a Warranty Claim and/or claim
                                        under the Tax Deed

         "Sale Shares"                  means the 500 issued ordinary shares of
                                        FIM 1,000 each in the Company;

         "Sub-publishing Agreements"    means the agreements which relate to the
                                        exploitation of the Compositions set out
                                        in Schedule 11;

         "Subscription Price"           means the price per Purchaser Share at
                                        which the Purchaser Shares are offered
                                        for sale pursuant to the proposed share
                                        offering of the Purchaser Shares

         "subsidiary"                   means a subsidiary company as defined in
                                        section 736 of the Act

         "Taxes"                        means all income tax, value added tax
                                        and any other taxes and similar charges
                                        (including, without limitation, social
                                        security charges and pension payments)
                                        imposed by any authority, including all
                                        penalties and interests, under the laws
                                        of Finland;

         "Tax Deed"                     means the tax deed of covenant between
                                        the parties to this agreement in the
                                        agreed form to be entered into on
                                        Completion;

         "Trademark License"            means the trademark license between the
                                        Vendor and the Company with effect from
                                        the Completion Date in the agreed form

         "Vendor's Group"               means the Vendor and any other
                                        subsidiary undertaking or parent
                                        undertaking (as those expression are
                                        defined in section 258 of the Act) of
                                        the Vendor and any subsidiary
                                        undertaking of any such parent
                                        undertaking;

         "Vendor's solicitors"          means Denton Hall of Clifford's Inn, 5
                                        Chancery Lane, London EC4A 1BU;

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
         "Warranties"                   means the statements contained in
                                        Schedule 8 and "Warranty" means any such
                                        statement;

         "Warranty Claim"               means a claim in respect of any breach
                                        of any of the Warranties; and

         "Warrantors" and "Covenantors" means the Vendor and K-Tel UK


1.2 In this agreement unless the context otherwise requires, any reference to:

(a) any statute or statutory provision includes a reference to that statute or statutory provision as amended, extended or re-enacted and to any regulation, order, instrument or subordinate legislation under the relevant statute or statutory provision in force at the date hereof;

(b) the introduction, any clause, sub-clause or schedule is to the introduction or a schedule to or (as the case may be) to a clause or sub-clause of this agreement;

(c) a person includes individuals, companies, bodies corporate wherever incorporated or established or carrying on business, unincorporated associations, governmental entities and partnerships and with respect to any party who is an individual, his legal personal representative(s);

(d) reference to the singular includes a reference to the plural and vice versa and a reference to any gender includes all other genders;

(e) the word "including" shall be construed as being by way of illustration only and shall not limit or prejudice the generality of any preceding word or words and accordingly the word "including" shall be read and construed as meaning "including, but expressly without limitation";

(f) the awareness, belief or knowledge of the Warrantors in relation to the subject matter or matters of a Warranty includes such awareness, belief or knowledge at the material time of the employees and/or officers of the Company and/or the Vendor and such additional awareness as the Warrantors would have after having made all due and diligent enquiry as is reasonable in the particular circumstances of the case (including such enquiry of the Vendor's solicitors in relation to legal matters);

(g) a document "in the agreed form" is to a document in the form of the draft agreed between the parties and initialled by or on behalf of the parties for the purposes of identification;

1.3 The introduction and schedules form part of this agreement and shall have the same force and effect as if expressly set out in the body of this agreement. Accordingly, any reference to this agreement shall include the body of this agreement, the introduction and schedules as amended or supplemented from time to time.

2.       SALE AND PURCHASE

2.1 The Vendor agrees to sell with full title guarantee and the Purchaser agrees to purchase the Sale Shares and Completion shall take place at
         2.00 p.m. (or such other time as may be agreed by the parties) on the Completion Date at the offices of the Purchaser's solicitors.

2.2 The Vendor and the Warrantors undertake to the Purchaser that all of the Sale Shares shall be sold free of all Encumbrances and together with all Ancillary Rights.

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3.        CONSIDERATION

3.1 The total value of the consideration for the sale of the Sale Shares shall be US$6,350,000 ("the Consideration") for all of the Sale Shares

3.2 US$6,032,500 of the Consideration shall be paid by the Purchaser on Completion in accordance with sub-clause 5.4(a)

3.3 US$317,500 of the Consideration shall be satisfied by the allotment and issue within three (3) months after Completion to the Vendor of such number of Purchaser Shares credited as fully paid in accordance with the following formula:-

          317,500 = B
          -------
             A

          Where A equals the Subscription Price (converted to US dollars at the middle market rate at close of business in Frankfurt on the date of the share offering of the Purchaser Shares) and B equals the number of Purchaser Shares to be allotted to the Vendor hereunder Provided That if by applying the aforesaid formula a fraction of a share arises then the number of Purchaser Shares to be allotted to the Vendor shall be the nearest number of whole shares ignoring such fraction Provided Further That in the event that the applicable number of Purchaser Shares have not been allotted to the Vendor within three (3) months after Completion then in lieu of the obligation to allot and issue Purchaser Shares as aforesaid the Purchaser shall pay the aforesaid US$317,500 of the Consideration to the Vendor in cash by electronic bank transfer or by bankers draft on the first Business Day after the expiry of such three (3) month period.

3.4       Intentionally Deleted

3.5 The Vendor undertakes to the Purchaser that it will not for a period of three (3) months after the date of allotment of the Consideration Shares (if applicable) dispose of any of the Consideration Shares to which the Vendor shall become entitled under this Agreement. For the purposes of this clause 3.5 the Vendor shall be deemed to dispose of a Consideration Shares if the Vendor ceases in any circumstances whatsoever to be the absolute beneficial owner of it

3.6 The Purchaser warrants that where allotted the Consideration Shares shall be validly issued, admitted to trading on the Neuer Markt, free from any lien, charge, option or Encumbrance and credited as fully paid so as to rank pari passu with all Purchaser Shares in issue on or before the date of this Agreement and together with all rights and privileges attaching to the Purchaser Shares at the date of this Agreement, including without limitation the full benefit of any dividend or distribution and any rights issue or bonus issue payable or to be taken up or made on or after the date of allotment thereof

4.       CONDITION

         Completion is conditional on delivery of each of the Completion Documents, which shall be in form and substance satisfactory to Purchaser and Purchaser's solicitors in their reasonable judgement, to the Purchaser's solicitors prior to Completion duly executed by the parties thereto (where required) and no such party or other person providing a Completion Document having withdrawn its consent to the unconditional delivery to the Purchaser or the Purchaser's solicitors of a Completion Document. The Purchaser or the Purchaser's solicitors shall be entitled to date the Completion Documents (where required) at Completion.

5.       COMPLETION

5.1      On Completion the Vendor shall:-

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(a)      deliver or cause to be delivered to the Purchaser:

         (i) the share certificates of the Sale Shares duly endorsed in blank (together with any coupons and/or talons appertaining thereto);

         (ii) resignations of Arne Jan Erik Waselius and Tarja Wist as directors of the Company in the agreed form duly executed by each person resigning;

         (iii) the statutory books of the Company complete and accurate up to Completion including share and shareholders' registers of the Company; Articles of Association duly reflecting the true and complete information of the Company in force at Completion, and all cheque books of the Company;

         (iv)     the Tax Deed duly executed by the Covenantors;

         (v)      the Disclosure Letter;

         (vi) the License Agreements duly executed by K-Tel UK and Dominion Entertainment Inc (as applicable);

         (vii) a copy of the board minutes certified by Leonard Street & Deinard (and an up to date copy of the memorandum and articles of association) of the Vendor approving the entering into of this agreement and any other documents referred to in this agreement and authorising its officers or other appointees or attorneys to sign this agreement on the Vendor's behalf;

         (viii) the Inter-company Termination Deed duly executed by the Vendor and the Company

         (ix) the Trademark License duly executed by the Vendor and the Company

(b) repay or procure the repayment in full of all amounts owing (even if not due for repayment) to the Company by any of the Vendor's Group or any connected persons or associates or directors of them or any of them and shall procure that all indemnities given by or binding on the Company in respect of any liabilities or obligations (actual or contingent) of any of the Vendor's Group or and of such connected persons or associates or directors are fully and effectively released without cost to the Company

5.2 Immediately after Completion the Purchaser shall procure the holding of a meeting of the board of directors or the shareholders of the Company, as the case may be, at which the present members of the board of directors of the Company shall, to the extent required by the Purchaser, as of the Completion Date be by the Vendor substituted with new members appointed by the Purchaser

5.3     Intentionally Deleted

5.4      On Completion the Purchaser shall:

(a) pay to the Vendor the sum of US$6,032,500 in cash by electronic bank transfer or by bankers draft as part consideration for the Sale Shares in accordance with clause 3.2;

(b)      intentionally deleted

(c) deliver to the Vendor or the Vendor's solicitors a counterpart of the Tax Deed duly executed by the Purchaser;

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(d)      deliver to the Vendor or the Vendor's solicitors a duplicate of the
         Disclosure Letter signed on behalf of the Purchaser to acknowledge receipt of the same;

(e) deliver or cause to be delivered to the Vendor or the Vendor's solicitors a copy of the Power of Attorney duly certified by the Purchases Solicitors appointing Dr Hans-Martin Gutsch to enter into of this agreement and any other documents referred to in this agreement on the Purchaser's behalf

6.       WARRANTIES AND UNDERTAKINGS

6.1 Subject to sub-clause 6.3 the Warrantors jointly and severally warrant to the Purchaser that the Warranties are true as at the date hereof.

6.2 The benefit of the Warranties may be assigned in whole or in part and without restriction to any member of the Purchaser's Group to which the Sale Shares are transferred Provided That such benefit shall be reassigned to the Purchaser prior to the assignee leaving the Purchaser's Group.

6.3 The Vendor shall have no liability to the Purchaser in respect of the Warranties to the extent that the facts or matters complained of as being untrue are fairly disclosed in the Disclosure Letter or fairly disclosed in documents attached to or expressly incorporated by reference into the Disclosure Letter. The liability of the Vendor and the rights and remedies of the Purchaser in respect of the Warranties shall not be affected by any knowledge by the Purchaser as a result of the Purchaser's examination of Company but only the facts or matters disclosed by the Vendor in the Disclosure Letter, as stated above.

6.4 Each of the Warranties shall be construed as a separate and independent warranty and (save where expressly provided to the contrary) shall not be governed, limited or restricted by reference to or inference from any other terms of this agreement or any other Warranty.

6.5      Intentionally Deleted

6.6 The Warrantors undertake to the Purchaser that they will promptly upon becoming aware of the same disclose in writing to the Purchaser any event or circumstance which becomes known to them after the date of this agreement and prior to Completion, which is inconsistent with any of the Warranties or the contents of the Disclosure Letter.

6.7 The Warrantors agree with the Purchaser to waive any right which they may have in respect of any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given by the Company or any of its officers, employees or advisers in connection with the Warranties, the Disclosure Letter and/or this agreement.

6.8 The Purchaser acknowledges that it has not relied on or been induced to enter into this agreement by any representation, warranty or undertaking other than those set out in this agreement, the Tax Deed or the Completion Documents and the Purchaser shall not be entitled to make any claim against any Warrantors in respect of any representation, warranty or undertaking arising out of or in connection with this agreement unless the representation, warranty or undertaking is set out in this agreement or the Tax Deed provided that this clause shall not exclude any liability for fraudulent misrepresentation.

6.9 Any payment made by the Warrantors to the Purchaser in respect of claims under the Warranties or under the Tax Deed shall so far as is possible be treated by the Vendor and the Purchaser as a reduction in the purchase price payable for the Sale Shares.

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7.       LIMITATIONS

7.1 The rights of the Purchaser in respect of any of the Warranties (other than Warranties relating to Taxes or under the Tax Deed) shall only be enforceable if notice in writing (giving insofar as may then be practicable the amount and reasonable details of the claim) shall be given to any of the Warrantors on or before 30 June 2003.

7.2 The rights of the Purchaser in respect of any of the Warranties relating to Taxes or under the Tax Deed shall only be enforceable if notice in writing (giving insofar as may then be practicable the amount and reasonable details of the claim) shall be given to the Warrantors on or before the expiry of a period of seven (7) years from Completion.

7.3 In respect of any liability under any Warranty or under the Tax Deed which in either case is based upon a liability which is contingent then the Purchaser shall not be entitled to pursue the claim until the liability becomes an actual liability but the fact of it being contingent shall not operate to avoid a claim in respect of a contingent liability made before the expiry of the relevant period specified in sub-clauses 7.1 or 7.2 if details of such claim have been delivered (insofar as may then be practicable) before the expiry of such period and provided that such liability shall become an actual liability no later than two (2) years after the expiry of the relevant period Provided That in the event that proceedings in respect of any such claim are issued at any time prior to the expiry of the aforesaid two (2) year period then the Warrantors liability in respect of such claim shall not be avoided by virtue of the expiry of the aforesaid two
         (2) year period.

7.4 If the Warrantors are liable both in respect of a breach of Warranty and under the Tax Deed, the Purchaser shall be entitled to claim in respect of either or both. The Purchaser shall not however be entitled to recover from the Warrantors under the Warranties or the Tax Deed more than once in respect of the same damage suffered, and accordingly the Warrantors shall not be liable in respect of any breach of the Warranties if and to the extent that the loss is or has been included in a claim under the Tax Deed which has been satisfied to the extent that it has been so satisfied, nor shall the Warrantors be liable in respect of a claim under the Tax Deed if and to the extent that the loss is or has been included in a claim for breach of the Warranties which has been satisfied to the extent that it has been so satisfied.

7.5 Notwithstanding any other provision of this agreement, no limitations of any kind whatsoever (including the limitations provided in this clause 7 on making claims within particular time periods) shall apply to any claim under this agreement or under the Tax Deed against the Warrantors when it can be demonstrated that such claim is based on any dishonest or fraudulent act or dishonest or fraudulent omission, concealment or misrepresentation of, or by, the Warrantors prior to Completion.

7.6 The Warrantors shall not be liable in respect of any Relevant Claim unless the liability in respect of such Relevant Claims exceeds US$2,000 (but for these purposes aggregating Relevant Claims arising out of circumstances which are of a like nature or otherwise connected with each other in determining whether such US$2,000 sum has been exceeded) (each such claim a "Qualifying Claim") in which event (subject to sub-clause 7.7) the Warrantors shall be liable for the whole of such liability and not merely for the excess. Notwithstanding the foregoing, the Warrantors shall not be liable for any returns of Products made in the ordinary course of business.

7.7 The Warrantors shall not be liable in respect of any Relevant Claim unless and until the aggregate cumulative liability of the Warrantors in respect of all Qualifying Claims exceeds US$50,000 (in which event the Warrantors shall be liable for the whole of such liability and not merely for the excess). The maximum liability of the Warrantors in respect of all Qualifying Claims shall not exceed US$6,350,000.

7.8 A Relevant Claim other than a Relevant Claim relating to Taxes or under the Tax Deed (if it has not been previously satisfied, settled or withdrawn) shall be deemed to have been withdrawn and shall be fully barred and unenforceable on the date falling six (6) months after the date specified in sub-clause 7.1 unless proceedings shall have been issued and served on any of the Warrantors on or prior to the expiry of such six (6) month period.

7.9 A Relevant Claim relating to Taxes or under the Tax Deed (if it has not been previously satisfied, settled or withdrawn) shall be deemed to have been withdrawn and shall be fully barred and unenforceable on the date falling six months after the date specified in sub-clause 7.2 in relation to Relevant Claims unless proceedings shall have been issued and served on any of the Warrantors on or prior to the expiry of such six (6) month period.

7.10 The Warrantors shall not be liable in respect of a Relevant Claim to the extent that the Relevant Claim would not have arisen but for any voluntary act or omission of the Purchaser or any members of the Purchaser's Group or the Company after Completion effected otherwise than in the normal and usual course of business and which the Purchaser knew or ought reasonably to have known would give rise to a Relevant Claim and which is not an act or omission which:

(a) is a necessary consequence of any act or omission of any Warrantors or the Company on or before Completion, or

(b)      has been agreed in writing by any of the Warrantors.

7.11 The Warrantors shall not be liable in respect of a Relevant Claim if and to the extent that the Relevant Claim relates to an amount which the Company is entitled to recover from a person other than a Warrantors (a "Third Party") unless the Company shall have used all reasonable endeavours to recover such sum from such Third Party provided that nothing in this clause shall require the Company or the Purchaser to issue proceedings against any person. Any amounts net of any Taxes recovered from a Thirty Party as aforesaid shall be deducted from the amount of such aforesaid Relevant Claim.

7.12 Where the Warrantors are liable in respect of Relevant Claim and the Company has a right of recovery from a Third Party in respect of such Relevant Claim but notwithstanding the provisions of sub-clause 7.11 the Company shall not have recovered the same, the Purchaser shall at the request of the Warrantors and upon discharge by the Warrantors of their liability in relation to such Relevant Claim at the cost of the Warrantors, assign or so far as possible procure to be assigned to the Warrantors for no consideration the benefit of such right.

7.13 The Purchaser shall pay to the Vendor any amount recovered from a Third Party in respect of a matter the subject of a Relevant Claim which the Vendor has paid to the Purchaser in respect of such Relevant Claim such amount not to exceed the amount so recovered by the Purchaser from the Vendor

7.14 The Warrantors shall not be liable in respect of a Relevant Claim (other than a Relevant Claim relating to Taxes and/or under the Tax Deed, Accounts and/or accounting records) to the extent that the Relevant Claim would not have arisen but for any change after
         Completion:

(a)      in law or the interpretation of law in relevant jurisdiction; or

(b)      in Accounting Requirements.

7.15 The Warrantors shall not be liable in respect of a Relevant Claim relating to Taxes and/or the Tax Deed, Accounts and/or accounting records to the extent that the Relevant Claim would not have arisen but for:

(a)      any change after Completion:

         (i) in law or the interpretation of law as evidenced by any published statement or practice or concession existing at the Completion Date in any jurisdiction inside and/or outside Finland, enacted or made after the Completion Date, or as a result of the withdrawal or amendment of any extra statutory concession or practice made by a Finnish tax authority after that date; or

         (ii)     in Accounting Requirements.

(b) a change in the accounting policy or policy related to Taxes policy or practice of the Purchaser after Completion other than a change to a policy complying with Accounting Requirements in force at the date of this agreement from a policy which was not in accordance with such Accounting Requirements, including the treatment of any Taxes attributable to timing differences or the treatment of assets or recognition of profits in any future accounts of the Company or the Purchaser, different to the treatment in the Accounts other than where such change is to a policy complying with Accounting Requirements in force at the date of this agreement from a policy which was not in accordance with such Accounting Requirements.

7.16 If any claim is received by the Company or the Purchaser for which the Warrantors may be liable the Purchaser shall make no settlement of or compromise of such claim without the consent of the Warrantors (such consent not to be unreasonably withheld or delayed) provided that if the Warrantors shall withhold or fail to provide their consent (whether or not such consent has been unreasonably withheld or delayed) to any settlement or compromise which the Purchaser wishes to accept, the Warrantors shall on being required so to do by the Purchaser provide security to the Purchaser in a form reasonably satisfactory to the Purchaser against all the Purchaser's good faith estimate of the amount of the claim and all costs and expenses (including legal costs and expenses) in relation to the defence of such claim. If the Warrantors fail to provide such security within 21 days of being required to do so, the Purchaser shall be entitled to settle and compromise the claim in question and to recover from the Warrantors without any impediment.

7.17 If the Purchaser becomes aware of circumstances giving rise to a Relevant Claim it shall:

(a) promptly give written notice of such circumstances giving rise to the Relevant Claim as are then known to the Purchaser;

(b) consult with the Warrantors insofar as is reasonably practicable with respect of the Relevant Claim;

(c) give the Warrantors and their professional advisers reasonable access on reasonable prior notice and during business hours to the premises of the Company (if any) and the opportunity to examine and at the Warrantors' expense to copy relevant documents and records within the control of the Company or photograph relevant assets within the control of the Company and the Warrantors shall and shall procure that their professional advisers shall keep confidential the content of all documents and records so examined and shall not use any such information for any purpose other than for the purpose of investigating the Relevant Claim or determining the amount of such Relevant Claim,

         Provided that the Purchaser shall not be required to do anything under this clause which would prejudice any claim to privilege in respect of any relevant documents.


7.18 The Warrantors shall not be liable in respect of any Relevant Claim if and to the extent that provision or reserve in respect thereof or of the event or circumstance giving rise thereto has been made in the Accounts or payments or discharge of the relevant matter has otherwise been taken into account in the Accounts.

7.19 The Warrantors shall not be liable in respect of any Relevant Claim if such claim would not have arisen but for a cessation after the date hereof of the business or trade or any part thereof of the Company or any change in the nature of such business or trade or a sale or disposal of any share or any interest therein in the Company after Completion.

8.       RESTRICTIONS

8.1 In the case of the Vendor, by way of further consideration of the Purchaser agreeing to buy the Sale Shares from the Vendor and in the case of K-Tel UK in consideration of the sum of (pound)1 paid to K-Tel UK (receipt of which K-Tel UK hereby acknowledges) and for other good and valuable consideration each of the Covenantors covenants with the Purchaser that it will not and shall procure that no member of the Vendor's Group shall for a period of two (2) years from Completion whether alone or jointly with or as agent of any person or persons directly or indirectly:

(a) either on his own behalf or on behalf of any other person or persons canvass, solicit or approach or cause to be canvassed, solicited or approached any of the artists who are parties to the Recording Contracts and/or any of the writers and/or composers who are parties to the Publishing Contracts at the Completion Date in respect of their services as a recording artist or songwriter/composer (as applicable); or

(b) solicit or entice or endeavour to solicit or entice away from the Company any person holding a managerial or senior position in the Company as at Completion; or

(c) in Finland engage in any capacity in any business concern (of whatever kind) which shall be in competition with the business of the Company at Completion provided that nothing in this clause shall prevent the Covenantors holding as an investment in aggregate not more than 5% of the issued share capital of any company quoted on a recognised investment exchange (as that expression is defined in section 207 of the Financial Services Act 1986); or

(d)      Intentionally Deleted

8.2 By way of further consideration of the Purchaser agreeing to buy the Sale Shares from the Vendor each of the Covenantors covenants with the Purchaser that it will not and shall procure that no member of the Vendor's Group shall:

         (a) in relation to any Recording Contract set out in Schedule 5, during the continuance of that Recording Contract whether alone or jointly with or as agent of any person or persons directly or indirectly either on its own behalf or on behalf of any other person or persons canvass, solicit or approach or cause to be canvassed, solicited or approached any of the artists who are parties to that Recording Contract at the Completion Date in respect of their services as a recording artist and/or

         (b) in relation to any Publishing Contract set out in Schedule 10, during the continuance of that Publishing Contract whether alone or jointly with or as agent of any person or persons directly or indirectly either on its own behalf or on behalf of any other person or persons canvass, solicit or approach or cause to be canvassed, solicited or approached any of the writers and/or composers who are parties to that Publishing Contract at the Completion date in respect of their services as a songwriter and/composer

8.3 The Covenantors hereby acknowledge and declare that the restrictions in sub-clauses 8.1 and 8.2 are reasonable in all the circumstances as at today's date; that such restrictions are integral to the terms on which the Purchaser has agreed to purchase the Sale Shares; and that each of such restrictions shall be construed and take effect independently of the others.

8.4 The parties agree and declare that if any one or more of the restrictions in sub-clause 8.1 or 8.2 shall be judged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Purchaser and the Company, but would be valid if part of the wording of that restriction were deleted or the period of that restriction were reduced or the range of activities or area covered by that restriction were reduced in scope, then the restrictions shall be deemed to apply with such modifications as may be necessary to make them valid and effective, and any such modification shall not affect the validity of any other restriction contained in this agreement.

8.5 If any breach or violation of the provisions of sub-clause 8.1 or 8.2 occurs, the Covenantors and the Purchaser agree that damages may not to be sufficient compensation and that injunctive or other equitable relief may be essential to safeguard the interests of the Purchaser and of the Company.

9.       EVENTS SINCE BALANCE SHEET DATE

9.1 In addition and without limiting clause 6 but so that any claim in respect of this clause 9 shall be treated as a Warranty Claim for all purposes and the limitations in clause 7 shall apply the Vendor warrants that, from the Balance Sheet Date until Completion, the business of the Company has been carried on in the usual and normal course in all material respects and that the Company has not entered into any contract or commitment or done anything which, in any such case, is either out of the ordinary and usual course of its business or of a material nature without the prior consent in writing of the Purchaser. In particular, but without limiting the foregoing, the Vendor warrants that from the Balance Sheet Date until Completion the Company has not:

(a) made any alteration to its trade register information or articles of association or any other document or agreement establishing, evidencing or relating to its constitution or operation;

(b)      altered the nature or scope of its business;

(c) managed its business otherwise than in accordance with its accounting practice business and trading policies and practice to date as disclosed to the Purchaser, except as may be necessary to comply with any tax or legislative changes;

(d) entered into any agreement or arrangement or permit any action whereby another company becomes its subsidiary or subsidiary undertaking;

(e)      entered into any transaction other than on arm's length terms;

(f) acquired or entered into any agreement to acquire (whether by one transaction or by a series of transactions) the whole or a substantial or material part of the business, undertaking or assets of any other person;

(g) disposed of or entered into any agreement to dispose of (whether by one transaction or by a series of transactions) the whole or any substantial or material part of its business, undertaking or any of its assets (except in the ordinary course of business and at arm's length);

(h) incurred or agreed to incur any capital expenditure in excess of US$5,000 in aggregate;

(i) taken or agreed to take any loans, borrowings or other form of funding or financial facility or assistance, or enter into or agree to enter into any foreign exchange contracts, interest rate swaps, collars, guarantees or agreements or other interest rate instruments;

(j) granted or agreed to grant any loans or other financial facilities or assistance to or any guarantees or indemnities for the benefit of any person in excess of US$5,000 in aggregate or create or allow to subsist any mortgage, charge or other encumbrance over the whole or any part of its undertaking, property or assets;

(k) entered into or agreed to enter into any joint venture, partnership or agreement or arrangement for the sharing of profits or assets;

(l) entered into or agreed to enter into any death, retirement, profit sharing, bonus, share option, share incentive or other scheme for the benefit of any of its officers or Employees or make any variation (including, but without limitation, any increase in the rates of contribution) to any such existing scheme or effect any key man insurance;

(m) commenced, compromised or discontinued any legal or arbitration proceedings (other than routine debt collection);

(n) prematurely repaid or prepaid any loans, borrowings or other financial facilities or assistance made available to it;

(o) terminated the employment or office of any of its directors or senior Employees or appointed any new director or senior employee or consultant or materially alter the terms of employment or engagement of any director, senior employee or consultant;

(p) declared, made or paid any dividend or distribution (whether of capital or of profits);

(q) made or agreed to any amendment, variation, deletion, addition, renewal or extension to or of, or terminated or given any notice or intimation of termination of, or breached or failed to comply with the terms of any contract or arrangement with any regulatory authority supervising the Company;

(r) paid or agreed to pay any remuneration, fee or other sum to the Vendor, any person connected with or controlled by any Vendor (other than remuneration properly accrued due or reimbursement of business expenses properly incurred, in each case as disclosed in the Disclosure Letter);

(s) entered into any transaction or assumed or incurred any liabilities or made any payment except in the ordinary course of business at arm's length;

(t) paid any cash payments received by the Company to any entity other than into its accounts with its bankers;

(u) allotted or issued or agreed to be issued any share or loan capital or other security giving rise to a right over the capital of the Company;

(v) redeemed or purchased or agreed to redeem or purchase any of its share capital.

10.      CONFIDENTIALITY AND PUBLICITY

Except:

(a) as may be required by law or the regulations of any recognised investment or stock exchange; or

(b) as may be required in relation to any registration of this agreement or any arrangement of which it forms part under the Restrictive Trade Practices Act 1976; or

(c)      as contained in the Press Release;

         the provisions of this agreement and all negotiations relating to this agreement are strictly confidential and no announcement or disclosure of or publicity relating to the sale and purchase hereunder and terms of this agreement shall be made by the parties to any third party
         (other than their professional advisers and bankers) without the written agreement of the other parties.

11.      NOTICES

11.1 Any notice or other written communication given under or in connection with this agreement may be delivered personally or sent by recorded delivery post (airmail if overseas) or by facsimile.

11.2 The address for service of any party shall be its registered office marked for the attention of the Company Secretary and notices shall be served in duplicate one such notice to be marked for the attention of the Chief Executive and the other such notice to be marked for the attention of the Head of Legal and Business Affairs.

11.3 Any such notice or other written communication shall be deemed to have been served:

(a)      if delivered personally, at the time of delivery;

(b) if posted, at the expiry of two (2) Business Days or in the case of airmail five (5) Business Days after it was posted;

(c) if sent by facsimile message, at the time of transmission in the case of transmissions within or to the United Kingdom (if sent on a Business Day during normal business hours, that is 9.30 to 17.30 local time) or (if not sent on a Business Day during such normal business hours) at the beginning of the next Business Day in the place to which it is sent and in the case of transmissions from the United Kingdom to the United States of America, at the time of receipt (if received on a normal working day during normal business hours in that part of the United States to which it is sent) or (if not received on a normal working day during normal business hours) at the beginning of the next normal working day in that part of the United States to which it is sent.

11.4 In proving such service it shall be sufficient to prove that personal delivery was made, or that such notice or other written communication was properly addressed stamped and posted or in the case of a facsimile message that an activity or other report from the sender's facsimile machine can be produced in respect of the notice or other written communication showing the recipient's facsimile number and the number of pages transmitted.

12.      MISCELLANEOUS

12.1 No waiver by any of the parties to this agreement of any requirements of this agreement or of any of such party's rights under this agreement shall be valid unless such waiver is in writing and signed by or on behalf of each of the parties so wishing to waive.

12.2 The rights and remedies conferred on the Purchaser in this agreement are save as otherwise provided herein cumulative and in addition to and without prejudice to all other rights and remedies available to the Purchaser. No failure to exercise, and no delay in exercising, on the part of the Purchaser any right or remedy under this agreement shall operate as a waiver of such right or remedy nor shall any single or partial exercise of any right or remedy preclude the exercise of any other right or remedy.

12.3 This agreement shall so far as it remains to be performed hereafter continue in full force and effect notwithstanding Completion and, in particular, the rights and remedies of the Purchaser in respect of the Warranties and/or the Tax Deed shall not be affected by Completion.

12.4 Each party shall bear its own costs incurred in the negotiations leading up to and in the preparation of this agreement and of matters incidental to this agreement.

12.5 No term or provision of this agreement shall be varied or modified by any prior or subsequent statement conduct or act of any party, except that after signing and exchanging this agreement the parties may amend this agreement by agreement in writing signed by all of the parties.

12.6 The headings to the clauses and any underlining in this agreement and in the schedules are for ease of reference only and shall not form any part of this agreement for the purposes of construction.

12.7 This agreement and any document executed pursuant to it sets out the entire agreement and understanding between the parties in connection with the sale and purchase of the Sale Shares.

12.8 The parties hereto shall insofar as each is able procure that any other necessary party shall execute and do all such documents acts and things as may reasonably be required subsequent to Completion for implementing the provisions of this agreement.

12.9 This agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

12.10 If at any time any term or provision in this agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under any rule of law or enactment, such term or provision or part shall to that extent be deemed not to form part of this agreement, but the enforceability of the remainder of this agreement shall not be affected.

12.11 If there is a provision of this agreement, or of any agreement or arrangement of which this agreement may form part, which (if it is not non-notifiable) causes or would cause this agreement or any other agreement or arrangement to be subject to registration under the Restrictive Trade Practices Act 1976, then that provision shall not take effect until the date after particulars of this agreement (or of that agreement or arrangement, as the case may be) have been furnished to the Director General of Fair Trading pursuant to section 24 of the Restrictive Trade Practices Act 1976.

12.12 The Purchaser (for so long as the Purchaser shall have a controlling interest in the Company) shall upon reasonable notice in writing and subject to a duty of confidentiality by the Warrantors provide or (so far as it is reasonably able) procure the Company to provide to the Warrantors such working papers ledgers accounts records and other documents for all years and periods ending on or before Completion as are reasonably necessary to enable the Warrantors to complete and file any tax or customs and excise or similar returns or reports, to carry out any tax audit or other proceeding or otherwise to fulfil any requirements of any law or regulation binding on the Warrantors and for this purpose the Purchaser agrees that it will and will cause the Company to use all reasonable endeavours to retain and maintain all such working papers ledgers accounts records and other documents for all years and periods ending on or before Completion (to the extent the Company has the same on Completion) for a period of not less than the applicable limitation period prescribed by the applicable Finnish statute of limitations in respect of taxation claims

12.13 Save as provided in the Inter-Company Termination Agreement the entry by the parties into this agreement shall not terminate or otherwise amend the provisions of any Compilation Agreements

12.14 After Completion the Purchasers remedy shall be limited to damages save as required to implement clause 12.8 or in the case of fraud

13.      LAW AND JURISDICTION

13.1 This agreement shall be governed by and construed in accordance with English law and each party to this agreement submits to the exclusive jurisdiction of the English courts.

13.2 The Covenantors and the Purchaser hereby agree that any legal action or proceeding arising out of or in connection with this deed shall be brought in the High Court of Justice in England and the Covenantors and the Purchaser hereby irrevocably submit to the exclusive jurisdiction of such court in connection with any such legal action or proceedings. The Covenantors agree that any writ, judgment or other notice of legal process in connection with any such legal action or proceedings shall be sufficiently served if delivered to it care of K-Tel UK.

13.3 The Covenantors hereby agree that they shall not oppose or seek to oppose in any part of the world outside of England (including in particular but without limitation the United States of America) in any manner (including whether on merits by the institution of legal or similar proceedings or otherwise) any judgment and/or order of whatsoever nature (including without limitation a default judgment) of the High Court of Justice in England obtained by the Purchaser against the Covenantors or either of them and that they will submit to any judgment and/or order obtained against them in the High Court of Justice without objection

                                   SCHEDULE 1

                                   THE COMPANY

1.    Name:                           K-Tel International (Finland) Oy

2.    Company Number:                 461.792

3.    Registered office:              Saynaslahdentie 12, 00560 Helsinki

4.    Accounting reference date:      June 30th

5.    Last accounts filed:            June 30th 1998

6.    Last annual return:             For the fiscal period ended June 30th 1998

7.    Directors:

                  Board of Directors
                  ------------------

                  ordinary member - Arne Jan Erik Waselius deputy member - Tarja Wist

                  Management Members
                  ------------------

                  managing director  -  Jorma Kosonen

                                   SCHEDULE 2

                              COMPLETION DOCUMENTS


1. A release and waiver in the agreed form by the Vendor on behalf of itself and the rest of the Vendor Group in favour of the Company of all sums owed to it by the Company excluding the Inter-company Indebtedness but including all other loans, guarantees or undertakings (save pursuant to the Compilation Agreements and for the avoidance of doubt the License Agreements ) made by it.

2. Two (2) copies of the Accounts of the Company in respect of the period ended on the Balance Sheet Date duly signed by the directors of the Company and the Company's auditors together with the original minutes of the board of directors at which such accounts were approved and authorities given to sign such accounts.

3. A certificate from each of the bankers to the Company certifying the credit balance or debit balance, as the case requires, of each of the Company's bank accounts as at the close of banking business on the Business Day prior to the Completion Date, together with a statement prepared by the Vendor containing full details of all payments made into or out of such bank accounts in the period from the close of banking business aforesaid to Completion and also containing full details of:

              (a) all cheques or other payments received by the Company in such period which have not been presented for payment or paid into a bank account of the Company; and

              (b) all cheques or other payments drawn by the Company on any of its bank accounts in such period which have not been debited to any bank account of the Company.

4. The title deeds of the Property.

5. The documentation required on Completion pursuant to clause 5.

6. Key Service Agreements (receipt of which is acknowledged by the Purchaser prior to Completion)

                                      SCHEDULE 3

                                      EMPLOYEES


                                                                Salary and fringe
                                                                benefits as well as
                                                    Commenced   applicable collective
     Name                    Position               Employment  bargaining agreements
----------------             -----------            ----------  ---------------------
Auvinen Leena               secretary               7.4.1986              8,800
Bernardi-Pohjanen Kristina  promotion manager       20.2.1995            11,500
Jokinen-Stockell Asko       warehouse man           1.6.1998              8,750
Komulainen Pekka            product manager         22.10.1993           13,000
 (non-music)
Kosonen Jorma               managing director       1.11.1978            33,500
Lehto Mika                  sales rep               18.12.1989           13,700
Nyqvist Peter               sales rep               1.10.1989            13,300
Ovaska Ulla                 accountant              9.3.1988             12,800
Sahlberg Kim                sales rep (non music)   29.4.1996             8,800
Salin Raimo                 controller              3.3.1986             25,500
Winkler Jukka               telly sales             23.1.1989            11,200
Ylaouttnen Jari             product manager (rock)  1.8.1989             11,400
Haikio Sami                 promotion assistant     11.6.1999   per hour 54 fim
Kosonen Janne               warehouse man           12.7.1999   per hour 40 fim
Lappalainen Jani            warehouse man           3.6.1999    per hour 42 fim


                                   SCHEDULE 4

                                     PART A

                            Manufacturing Agreements


      Date of                                        Principal Commercial
 No.  Contract      Parties               Term              Terms
----  --------    ----------             -------     ------------------------
1.3.    1994      Sony Dadc Austria      1 year        2,88 - 3,78 FIM
        1999      CD-Linja Finland                     4,05 FIM Incl All

                                     PART B

                             Distribution Agreements
                     Co-operation Contracts/Marketing Deals
                                  Import Deals


    Artist          Date of                                                        Principal Commercial
   Product          Contract            Parties                Term                Terms
--------------    -----------      -----------------       ------------            --------------------------
7 Taivas          16.3.1998        About Pop Records       9.3.98-8.3.99           18% Club & Wholesale 15%
Romales           10.12.1997       Alba Records            10.12.97-9.12.98        20% Club & Wholesale 15%
Various           23.4.1999        Allstar Music           1.6.99-1.6.2001         14%
Jorma Kalevi      16.6.1999        Amda S.L.               16.6.99-31.5.2000       20%
Various                            Antti Sarpila Oy                                30%
Ville Ja Pinja    26.3.1999        Avalant                 26.3.99-31.3.2000       15%
Frank Robson      13.11.1998       Amber Records           13.11.98-31.12.99       20% Club & Wholesale 15%
Martin Ilmoni     8.10.1998        Beehive                 8.10.98-7.10.99         20% Club & Wholesale 15%
Various                            Daigado                                         25%
Nature Sounds     26.2.1999        Keijo Takala            26.2.99-29.2.2000       20% Club & Wholesale 16%
Gladiaattorit     15.4.1999        Eketo-Expertit          15.4.99-30.4.2000       15%
Various           23.10.1997       Er-Eurorecords          23.10.97-22.10.98       18% Club & Wholesale 12%
Various                            Goofin' Records                                 25%
Spelarit          1.9.1998         Hels.Pitajan
                                   Tanhuajat               1.9.98-31.8.99          25%
Twilight
Paradise          25.5.1998        Hip-O-Deli              25.5.98-24.5.99         25% Club & Wholesale 15%
Robin             31.12.1998       Hollowood               31.12.98-31.12.99       20% Club & Wholesale 15%
Various           25.5.1998        Huti                    25.5.98-24.5.99         20% Club & Wholesale 15%
Various           15.5.1997        Hallstrom               15.5.97-14.5.98         25% Club & Wholesale 15%
Sonja Lumme &
Timo Turpeinen    25.9.1998        Inmusic                 25.9.98-24.9.99         20% Club & Wholesale 15%
Marja Mattlar                      MM Music                                        25%
Various           2.4.1998         Image Data Suomi        2.4.98-1.4.99           18% Club & Wholesale 12%
Jarkko Toivonen                    Jacaranda Music                                 30%
Jaska Makynen     13.11.1998       JM-Musa                 For Now                 20% Club & Wholesale 15%
Hurmio            22.4.1999        Koivula Reijo           22.4.99-30.4.2000       20%
Nadir Namedoff    10.2.1998        Life Music              10.2.98-9.2.99          25% Club & Wholesale 15%

                                            22


Various           1.9.1998         Erik Lindstrom
                                   Kustannus               1.9.98-31.8.99          20% Club & Wholesale 15%
Loaded Dice       2.2.1999         Loaded Dice             2.2.99-31.1.2000        20% Club & Wholesale 15%
Finnish Boys      6.4.1999         Made In Europe          6.4.99-30.4.2000        17%
Marina & Marino   4.6.1999         Marina & Marino
                                        Heinonen           4.6.99-30.6.2000        20%
Various           1.9.1998         Melske                  1.9.98-31.8.99          20% Club & Wholesale 15%
Various                            Mosala
                                       Kansanmusiikki-Instit                       25%
Various           20.4.1999        Motley                  20.4.99-30.4.2000       25% Club & Wholesale 15%
Various                            MTR-Music                                       17% Club & Wholesale 11%
Erikki Jantunen   6.5.1999         Mutkamusic              6.5.99-31.5.2000        25%
Kaffilajengi      30.3.1999        Multibase               30.3.99-31.3.2000       20%
Various           7.7.1999         MTV Musiikki            7.7.99-30.6.2000        17%
Various                            Olarin Musiikki                                 25%
Various                            Polarvox                                        18% Club & Wholesale 12%
Polyteknikkojen
Kuoro                              Polyteknikkojen
                  15.4.1999        Kuoro Ry                15.4.99-30.4.2000       20% Club & Wholesale 15%
The Poppoo        3.9.1998         Pori Jazz               3.9.98-2.9.99           20 % Club & Wholesale 15%
Various           8.10.1996        Profile Records         8.10.96-7.10.97         20% Club & Wholesale 15%
Various           29.1.1999        PR Sea Sound            29.1.99-31.1.2000       20% Club & Wholesale 15%
Naiskala          11.5.1998        Qrecords Viihde         11.5.98-10.5.98         20% Club & Wholesale 15%
Frederik          2.2.1999         Reetu Records           2.2.99-31.1.2000        17% Club & Wholesale 15%
Folkkarit         14.10.1997       Seita Music             30.9.97-29.9.98         25% Club & Wholesale 15%
Scratch           29.6.1999        Soundset                28.6.99-30.6.2000       18%
Various           10.5.1999        Sounds Good Music       10.5.99-31.5.2000       20%
Various                            Syrene Music                                    25%
Laura Repo        24.5.1999        Paula Syvaniemi         24.5.99-31.5.2000       20%
Urpo Ja Turpo                      Kustannusosakeyhtio
                  2.6.1998         Tammi                   2.6.98-1.6.99           18% Club & Wholesale 15%
Various                            Top Records                                     25%
Mukaralla
Yhtye             24.3.1999        TR Music                24.3.99-31.3.2000       20%

Mukaralla
Yhtye             14.4.1997        Yle Tallennepalvelu     14.4.97-13.4.98         20% Club & Wholesale 12%
Various           12.6.1998        Arcade Music Comp
                                      Sweden                                       17% Club & Wholesale 8%
Various           28.6.1996        Edel Records Sweden     1.7.96-30.6.97          17%
Various           14.10.1996       MTM Music
                                      Scandinavia          2 Years                 22%
Kenny Rogers      22.4.1999        Norske Gram             22.4.99-21.4.2000       18% TV Advertised 15%


Honey B & The                      ESA Kuloniemi & Aija
T-Bones           19.12.1997       Puurtinen               2 Years                 15% of PPD
Janina            9.4.1999         JFR-Advertising
                                   Management              4 Years                 17.5% of PPD after 5000
                                                                                   units sales 35%
Juha Laitila      26.3.1999        Fast Move               4 Years                 15% of PPD after 5000
                                                                                   units sales 33%


                                                  23

Songs Of
Helsinki          18.2.1999        Multimedia              3 Years                 30% of PPD
Ville Ja Pinja    15.4.1999        Avalant                 4 Years                 15% of PPD
Various                            Scandinavian Records                            2000-Units CD 44,00 Nok,
Various                            Remixed Records                                 MC 34, 00 Nok
Various                            Ace Records Ltd, UK
Various                            Blaricum CD Company NV
Various                            Castle Music Ltd
Various                            Eagle Rock Entertainment
Various                            Grand Records, UK
Various                            Iceberg Records, Denmark
Various                            Sanctuary Music Productions
Various                            Shift Music Germany
Various                            Snapper Music, UK
Various                            ZYX Music, Germany


                                     PART C

                            Licensing Out Agreements

                                           Date of            Principal
  Artist Title          Licensor          Contract    Term    Commercial Terms
-----------------  ---------------------  ---------  -------  ------------------
Babe/Oh My Little
Baby Boy           ZYX Music, Germany     1.4.1999   5 Years  18% of PPD
Babe/Oh My Little
Baby Boy           Alpha Music, Taiwan    1.9.1998   3 Years  20% of PPD
Babe/Oh My Little
Baby Boy           Avex Inc, Japan        13.5.1999  5 Years  16% Of PPD
                                                              10% PAC. DED.,
                                                              TV. ADV 14%
101/Aamuyo         Dominion, Germany      15.4.1998  3 Years  DEM 0.06 per title
Babe/Oh My Little
Baby Boy           Hitland SRL Italy      1.2.1999   3 Years  18% of PPD
Babe/Call me       Magic Records, Poland  1.3.1999   3 Years  18% of PPD
Babe/Oh My Little
Baby Boy           Tempo Music, Spain     17.3.1999  3 Years  18% of PPD
JS16/Stomp to
My Beat            Magic Records, Poland                      18% of PPD
JS16/Stomp to
My Beat            Priority Rec, USA

                                     PART D

                             Licensing In Agreements

                                         Date of                                        Principal Commercial
Artist              License              Contract                     Term                     Terms
--------------     ----------            --------------         ------------------      ----------------------
Various         Toco, Holland             New                     1 Year                25% of PPD, TV ADV 18%
DJ Bobo         Eams, Germany             New                     1.8.99-30.6.2002      23% of PPD, TV ADV 21%
DJ. Visage      NR-Music, Austria         New                     1999-2002             19% of PPD, TV ADV 18%

                                          24

The Black       Great Vision Intl,
                Sweden                    10.3.1998               3 Years               20% of PPD, TV ADV 18%
Ouriel Clark    Evento Musica, Italy      5.2.1999                3 Years               18% of PPD

Gibson
Brothers        Intl A Management,
                Holland                   1.6.1998                3 Years               20% of PPD
Loca            Selsdon Intl,
                Switzerland               21.12.1998              3 Years               18% of PPD
N.Y.City
Beats           ZYX Music, Germany        25.11.1998              3 Years               18% of PPD, TV ADV 17%
Rapublic        Eams, Germany             9.12.1998               3 Years               23% of PPD, 3rd Party 18%
Rockamour       Evento Musica, Italy      8.4.1998                3 Years               18% of PPD, TV ADV 17%
Radiorama
Ken Laszlo
Heaven &
Earth           S.A.I.F.A.M, Italy        7.4.1998                3 Years               18% of PPD, TV ADV 17%
S.I.B. VS The
Tokens Feat
Jay Seigel      ITWHY SAS, Italy          9.2.1999                3 Years               19% of PPD, TV ADV 17%


Plus Compilations
-----------------
                Cool Dance
                Cool Love Ballads
                Double Dynamite Dance
                Energy of Visions
                Energy X-Travadance
                F1-99
                Hittiparaati 2
                Hockey Nigh 2nd
                Millenium Party
                Cool Screen Club
                Tuplabestis
                Finnish 4
                Swedish 2
                Norwegian 3
                Danish 1


                                                        SCHEDULE 5

                                                   RECORDING CONTRACTS

                                        Date of
   Artist           Parties            Contract          Term        Principle Commercial Terms
--------------  ----------------     --------------    --------    ----------------------------------

Babe            Jani Kaariainen        11.2.1998                       8% of PPD, Singles 10%
Club Disease    Sasu Saaristo
                Pasi Haavisto          18.5.1999        4 Years        8% of PPD, Singles 10%
Toni Halme      Toni Halme             6.4.1999         4 Years        15% of PPD
Inez            Ines Reingold          28.7.1998        6 Years        10% of PPD
K-System        Kimmo Kauppinen        26.5.1999        4 Years        8% of PPD, Singles 10%
Housut Pois     AC-Team                14.5.1999        4 Years        10% of PPD
Sergei M        Plastman Oy, Jari
                Miettinen              25.5.1999                       15% of PPD, Singles 10%

                                                        SCHEDULE 6

                                                    PRODUCER CONTRACTS


                                                                                 Copyright Period
                                                                                  (if less than         Principal Commercial
   No.            Date        Parties          Artist             Term          life of copyright)              Terms
----------      ----------    ----------       --------       -------------     -------------------     ----------------------

                                                           NONE

                                   SCHEDULE 7

               SCHEDULE OF RECORDINGS IN WHICH COPYRIGHT IS OWNED
                    BY THE COMPANY WITH FULL TITLE GUARANTEE
                       THROUGHOUT THE WORLD IN PERPETUITY

Catalogue   Album/
Number      Single/Video               Artist              Titles
------      ------------               ------              ------

                                      Inez                 Transparent O
                                      Inez                 X-Tato-Holic
TV-316      CD Single                 Toni Halme           Viikinki
MK-320      CD Single                 Matti Kyllonen       Hakkinen On Ykkonen
YX-8218     CD 101                    Aamuyo
YX-9218     MC 101                    Aamuyo
JA-8241     CD                        Jazmine              Nightfall
JA-9241     MC                        Jazmine              Nightfall
JA-239      CD Maxi                   Jazmine              Love Like Never Befor
JA-263      CD Maxi                   Jazmine              Love Takes Me
JA-270      CD Maxi                   Jazmine              Woman in Love
BA-302      CD Maxi                   Babe                 Oh My Little Baby Boy
CD-321      CD Maxi                   Club Disease         Rock This Beat
                                      K-System             To Be Released
PO-307      CD Single Pikkuoravat     Kuuraketti-99

                                    SCHEDULE 8

                         PART A - COMMERCIAL WARRANTIES

1.       INFORMATION PROVIDED

1.1      Intentionally Deleted.

1.2 The facts set out in the introduction and in the schedules to this agreement are true and accurate in all respects.

2.       OWNERSHIP OF SALE SHARES

2.1 The Vendor is entitled to sell and transfer to the Purchaser on the terms of this agreement and without the consent of any other party the full legal and beneficial ownership of and in the Sale Shares with full title guarantee free and clear from all Encumbrances and all restrictions on the ability to vote the Sale Shares.

3.       AUTHORITY AND CAPACITY OF THE VENDOR

3.1 The Vendor has full power and authority to enter into this agreement and the Tax Deed (and the other documents referred to in the agreement to which it is a party) and when executed each of this agreement and the Tax Deed (and the other documents referred to in the agreement to which it is a party) will constitute binding obligations on the Vendor in accordance with their respective terms.

3.2 The execution and delivery of, and the performance by the Vendor of its obligations under, this agreement and the Tax Deed will not result in a breach of any provision of the memorandum or articles of association of the Vendor and/or the Company or in a breach of any agreement, arrangement, order, judgment or decree of any court or any governmental agency to which the Vendor and/or the Company is a party or by which the Vendor and/or the Company or any of their assets are bound.

4.       ACCOUNTS

4.1 The copies of the Accounts delivered to the Purchaser are complete and accurate copies of the originals thereof in all respects.

4.2 The Accounts comply with the provisions of all relevant statutes and have been prepared in accordance with and comply with all relevant Accounting Requirements.

4.3      The Accounts:

(a) give in accordance with good accounting practice a true and fair view of the assets and liabilities of the Company as at the Balance Sheet Date and of its income for the financial period ended on the Balance Sheet Date and do not materially overstate the value of any such assets;

(b)      Intentionally deleted

(c) make proper provision or reserve for all liabilities and capital commitments of the Company outstanding at the Balance Sheet Date, including to the extent required contingent, unqualified or disputed liabilities (e.g. any liabilities for accounting, salaries and premiums, Taxes, pension, retirement or similar obligations) in accordance with applicable Accounting Requirements;

(d) make provision or reserve for deferred Taxes in accordance with applicable Accounting Requirements;

(e) contain all disclosures required by the Accounting Requirements and Finnish law; and

(f) make adequate provision for all bad and doubtful debts at the Balance Sheet Date.

4.4 The bases and policies of accounting, adopted for the purpose of preparing the Accounts, are the same as those adopted in preparing the audited accounts of the Company in respect of the last three (3) preceding accounting periods.

4.5 The Company has not failed to file its annual accounts with the relevant authorities in Finland, as required under the laws of Finland

4.6 All of the receivables (save for an allowance of up to US$10,000 in aggregate for bad debts which have not been specifically provided for in the Accounts) of the Company (accounts receivable) are good and fully collectible within ninety (90) days from the date when they become due and payable at the recorded amounts together with interest thereon

5.       ACCOUNTING RECORDS

5.1 The accounts, books, ledgers and financial and other records of whatsoever kind of the Company (including invoices) have in all material respects been properly kept in accordance with the requirements under the laws of Finland and are in the possession of the Company or under its control, and all transactions relating to its business are reflected therein and such accounts, books, ledgers and financial and other records taken together give and reflect a true and fair view of the financial, contractual and trading position of the Company and the state of its current and fixed assets and liabilities .

6.       GUARANTEES, OVERDRAFT FACILITIES AND CHARGES

6.1 Save for the Inter-company Indebtedness there are not at today's date any guarantees, loans, undertakings, commitments on capital account or (save in the ordinary course of business) liabilities, actual or contingent, or (save in the ordinary course of business) comfort arrangements (whether or not legally binding) which have been made, given, entered into or incurred by or on behalf of the Company or binding on the Company (and whether to procure the solvency of any other person or otherwise).

6.2 The Company has no bank overdraft facilities, acceptance credits or other financial facilities outstanding or available to it.

6.3 The Company has not factored any of its debts or engaged in financing of a type which would not require to be shown or reflected in the Accounts.

6.4 The amounts borrowed by the Company do not exceed any limitation on its borrowing contained in any debenture or other deed or document binding upon the Company.

6.5 The Company has not received notice to repay under any agreement relating to any borrowing or indebtedness in the nature of borrowing on the part of the Company which is repayable on demand, and so far as the Vendor and/or the key Employees are aware there has not occurred any event of default under any agreement relating to any other borrowing or indebtedness in the nature of borrowing on the part of the Company or any event which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute such an event of default.

6.6 The Company has not incurred any outstanding indebtedness except indebtedness arising in the ordinary course of trading.

6.7 The Company has not entered into or agreed to enter into any performance or other bonds.

6.8      There is not at today's date:

(a) except for the registered charges details of which are set out in the Disclosure Letter, any mortgage, charge or lien or other form of Encumbrance or security or equity of any nature (including a conditional obligation) on or affecting the Sale Shares or the Property or save for Encumbrances arising in the normal course of business and subject as aforesaid the assets or property or any part of the assets or property of the Company or any debenture or floating charge whether secured or otherwise;

(b)      in issue any loan capital of the Company.

7.       DEBTS, INTER-COMPANY INDEBTEDNESS

7.1 The Inter-company Indebtedness is the only indebtedness of the Company owed to the Vendor and/or any other members of the Vendor Group.

8.       GRANTS

8.1 Except as disclosed in the Disclosure Letter, the Company has not outstanding any governmental or regional grant whatsoever.

9.       BANK ACCOUNTS

9.1 A true and accurate statement of the bank accounts and all other investment accounts of the Company as at the close of business on the day prior to the Completion Date is annexed to the Disclosure Letter.

10.      PLANT AND MACHINERY

10.1 All vehicles and office furniture and equipment and machinery (if any) and computer hardware and software and other assets used by the Company are its property both legally and beneficially and are in a reasonable state of repair and condition (fair wear and tear excepted).

10.2 The Company is not a party to any maintenance agreement in respect of any of its assets the cost of which maintenance agreement exceeds US$6,000 per annum and no maintenance agreement to which the Company is a party is for a period in excess of five (5) years from the date of its commencement.

10.3 No outstanding notices in relation to any statutory obligation have been served on the Company in respect of any of its assets or in respect of any contravention or non-compliance with or alleged contravention or non-compliance with any obligation or otherwise.

10.4 Save as set out in the Accounts the Company has not entered into any hire purchase, conditional purchase or credit sale agreement or leased or hired any of its assets from or to a third party nor will it do so pending Completion.

10.5 The Company is not in default in the performance or observance of any of the provisions of any hire purchase or credit sale or leasing or hiring agreements disclosed in the Disclosure Letter.

11.      STOCK

11.1 The Company's stock in trade as at close of business on the Business Day prior to Completion is as set out in Schedule 5 of the Disclosure Letter but with an allowance in respect of each stock item (on a catalogue number by catalogue number or product identification code by product identification code basis (as applicable)) of up to two per cent (2%) more or less of such stock item.

12.      EMPLOYEES AND CONSULTANTS

12.1 There are no outstanding offers of employment or engagement made to any person intended to be a permanent member of the Company's staff by the Company and there is no such person who has accepted an offer of employment or engagement made by the Company but who has not yet taken up that employment or engagement. Schedule 3 contains a true and current list of all Employees of the Company and the salaries, wages, applicable collective bargaining agreements and fringe benefits paid or granted to the Employees of the Company at the date hereof and there have been no increases in such salaries, wages and/or fringe benefits of such Employees after the Balance Sheet Date, except as may be required by relevant Finnish collective bargaining agreement(s) applied to the Employees

12.2 Proper provision has been made in the Accounts for the amount of all present and future liabilities in respect of employment or pension undertakings to be paid to current or former directors, officers or other employees of the Company.

12.3 The Company is not involved in any industrial or trade dispute or any dispute or negotiation regarding a claim or the dismissal, suspension, disciplining or varying of the terms and conditions of employment of any present or former director or consultant or employee, with any trade union or association of trade unions, work council, staff association or other organisation or body of employees and there are no facts known, or which on reasonable enquiry would be known, to the Company or the Warrantors which might indicate that there may be any such dispute or negotiation. The Company has not received any kind of notice, which notice remains current, of any claim that it has not complied with any applicable employment labour or related laws of Finland, there are no pending or current and no threatened claims or labour litigation in respect of the Company. No negotiations are required to be held by the Company with trade unions under applicable Finnish collective bargaining agreements on otherwise as a result of the transactions contemplated by this agreement and no information relating thereto is required to be conveyed to such trade unions under applicable Finnish collective bargaining agreements or otherwise.

12.4 The Company has not entered into any union membership, security of employment, redundancy, recognition or other collective bargaining agreement (whether legally binding or not) with a trade union, association of trade unions, works council, staff association or other organisation or body of employees, nor has the Company in respect of any employee entered into any collective agreement with any trade union or other employee body representing employees concerning the introduction of new equipment or technology.

12.5 No disciplinary action has been taken against and no written grievance or complaint of sex, race or disability discrimination has been made to the Company by any employee in the twelve (12) months ending on the date of this agreement.

12.6 No past or present director, employee or consultant has made any written claim against the Company for loss of office or arising out of the termination of his office or employment or in respect of any accident or injury which is not fully covered by insurance.

12.7 No liability has been or will be incurred by the Company for any existing breach of any contract of service for redundancy payments, protective awards or for compensation for wrongful dismissal or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee or for any other liability accruing from the actual or proposed termination or variation of any contract of employment or for services other than for the sums paid to the Employees prior to the execution of this agreement.

12.8     No gratuitous payment has been made or promised by the Company:

(a)      in respect of or contingent upon the sale of the Sale Shares; or

(b) in connection with the actual or proposed termination or suspension of employment or engagement or variation of any contract of employment or engagement of any present or former director, consultant or employee.

12.9 There is no person previously employed by the Company who now has a right to return to his work or a right to be reinstated by the Company under the provisions of the Finnish labour laws.

12.10 The Company is not under any present future or contingent liability to provide any goods, services, accommodation or personal insurances in excess of compulsory insurances, as provided for under the laws of Finland, or benefit whatsoever (whether by way of remuneration or otherwise) to any of its employees, former employees or in each case any Warrantors' Affiliate to any such employee or former employee, except for as listed in Schedule 3 hereto.

12.11 The Company has not made any loans or quasi loans (as defined in the Act) to or entered into any credit transaction (as so defined) with any of its directors or Employees.

12.12 No person has been employed who requires a work permit without such a permit being in force.

12.13 The Company has in relation to each of its directors and Employees (and so far as relevant to each of its former directors and employees) complied with all obligations imposed on it by Article 119 of the Treaty of Rome, the Finnish Act on Employment Contracts No 320/1970 as amended and all other statutes, regulations, codes of conduct and practices relevant to the relations between the Company and its directors and employees under Finnish law and the Company has maintained adequate and suitable records regarding their service.

12.14 Within the period of one year preceding today's date the Company has not been a party to any relevant transfer as defined in the Finnish Act on Employment Contracts No 320/1970 as amended or elsewhere in Finnish labour law and statutes and regulations.

12.15 The Company has not engaged persons as independent or self employed contractors.

12.16 No Employee having management responsibility has given formal notice of his or her termination of his or her employment with the Company

13.      CONNECTED TRANSACTIONS

13.1 Save as may be released, waived or paid in connection with or pursuant to this agreement, there are no:

(a) loans made by the Company to the Vendor or any Affiliate of the Vendor or any member of the Vendor's Group or to any person connected with the Vendor;

(b) debts owing to the Company by any of the persons referred to in (a) above.

13.2 There are no mortgages, charges, guarantees or other security arrangements entered into by the Company in respect of any loans, debts or other obligations of any of the persons referred to in Warranty 13.1(a)

13.3 There are no existing contracts, formal or informal arrangements (such as but not limited to inter-company arrangements between the Company and the Vendor or any Affiliate of the Vendor or any member of the Vendor's Group or any person connected with the Vendor or any member of the Vendor's Group) to which the Company is a party and in which any of the persons and/or entities referred to in Warranty 13.1(a) are interested whether directly or indirectly.

13.4     Intentionally Deleted

14.      COMPUTER SYSTEMS AND RECORDS

14.1 There are in existence maintenance and support agreements in respect of all hardware. and all in-licensed software used by the Company and software licences in respect of all software used by the Company and the Company has not done, or omitted to do, any act which will entitle the provider of the maintenance and support services of the licensor of the software to terminate such agreements or to withhold or refuse to supply any services thereunder; and the Company is not in dispute with such provider regarding its maintenance and support obligations or with any such licensor.

 14.2 The Company has none of its records, systems, controls, data or information, recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process whether computerised or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company.

14.3 Neither the performance nor the functionality of the computer equipment, the computer software or any other information technology owned or used by the Company is or will be affected by dates prior to, during or after the year 2000 and in particular (but without limitation: (i) no value for current date causes or will cause any interruption in operation; (ii) datebased functionality behaves and will behave consistently for dates prior to, during and after the year 2000; (iii) in all interfaces and data storages, the century in any date is and will be specified either explicitly or by unambiguous algorithms on interfacing rules; and (iv) the year 2000 is and will be recognised as a leap year

15.      AGREEMENTS AND COMMITMENTS

15.1 There are no agency, distributorship agreements, management, licence, or co-operation agreements to which the Company is a party and under which the Company has any continuing obligation or liability

15.2 The Company is not and will not on Completion be a party to any long term contract (that is, a contract not capable in the ordinary course of business of complete performance in accordance with its terms within six months from the date on which it was entered into) or to any contract not entered into in the normal course of business.

15.3 There are no agreements in force restricting the freedom of the Company to provide and take goods and services by such means and from and to such persons as it may from time to time think fit.

15.4     There is not outstanding any:

(a) agreement or arrangement entered into by the Company otherwise than by way of bargain on arm's length terms;

(b) sale or purchase option or similar agreement or arrangement affecting any assets owned or used by the Company or by which the Company is bound;

(c) joint venture, consortium, partnership or profit sharing agreement or arrangement to which the Company is a party;

(d) power of attorney or other arrangement with any person pursuant to which such person is granted the authority to act for or on behalf of the Company.

15.5 Neither the entering into of this agreement nor Completion does nor will result in the breach of or constitute a default under any agreement, to which the Company is now a party or any loan to or mortgage created by the Company or relieve any other party to a contract with the Company of such other party's obligations under such contract or entitle such other parry either to terminate such contract, whether summarily or by notice, or to exercise any rights or any option.

15.6 No agreement or transaction to which the Company is a party is invalid unenforceable or ultra vires and there are no grounds for rescission, breach, avoidance or repudiation of any agreement or other transaction to which the Company is a party as a result of the acts or omissions of the Company.

15.7.1 So far as the Vendor is aware no party with whom the Company has entered into any agreement or arrangement is in default thereunder, being a default which would have a material and adverse effect on the financial or trading position or prospectus of the Company; and there are no circumstances which are likely to give rise to any default as a result of the acts or omissions of the Company.

15.7.2 No party with whom the Company has entered into any agreement or arrangement is with the knowledge of either of the Key Employees in default thereunder, being a default which would have a material and adverse effect on the financial or trading position or prospects of the Company; and, there are no circumstances which are likely to give rise to any default as a result of the acts or omissions of the Company.

15.8     Intentionally Deleted

16.      INTELLECTUAL PROPERTY RIGHTS

16.1 The Company has not done or omitted to do any act which has resulted or will result in the breach of any other person's intellectual property rights.

16.2 The Intellectual Property Rights owned or used by the Company comprises all such rights necessary to permit the operation of the Company's business as now being conducted in all material respects

16.3 Subject to sub-clause 16.4 and the Trademark License all Intellectual Property Rights owned or used by the Company are vested absolutely in the Company free from Encumbrance and the Company has not granted any third party rights in respect thereof

         Insofar as the Recordings or any of them are concerned:

16.4 The Recordings are subject only to the options, liens, charges, claims, equities, and encumbrances and restrictions contained in the Music Contracts.

16.5 The Company is at Completion the absolute beneficial owner of the Music Rights in the Recordings made and/or acquired pursuant to the Recording Contracts.

16.6 All producers and directors of Recordings made and/or acquired pursuant to the Recording Contracts or the Producer Contracts and all performers whose performances are embodied or fixed in such Recordings have assigned to the Company all their rights of any kind (including all Music Rights) in and in respect of such performances and Recordings.

16.7 Save for the requirement of the Company to pay mechanical royalties in respect of works embodied on the Recordings and save for the rights (if any) of the local Finnish collecting society equivalent to PPL and of affiliated societies around the world no person other than the Company has or may validly claim a proprietary, administrative or participatory interest in the Recordings made and/or acquired pursuant to them Recording Contracts

16.8 The Company has all necessary rights, power, legal capacity and authority and all necessary corporate action on the part of the Company and its shareholders has been duly and validly taken to authorise the Company to own, use and exploit the Recordings and Music Rights.

16.9 No person holds a power of attorney on behalf of the Company affecting, directly or indirectly, any Recordings or Music Rights.

16.10 No written notice has been received by the Company to the effect that it is claimed that the rights in and to any Recording or any Music Rights therein must be re-assigned to any person whether by virtue of a breach, failure to exploit a Recording or otherwise.

16.11 Inducement letters have been obtained from each artist, consultant, director, producer and each other person where a service company has entered into a Music Contract in respect of any services or the product of any services of such artist, consultant, director, producer or other person.

16.12 The Company has all necessary rights to use and exploit and to authorise others to use and exploit all artwork and materials used or intended to be used in the packaging for or otherwise in connection with any Recording or any advertising or promotional material relating to any Recording.

         Insofar as the Compositions or any of them are concerned:

16.13 The Compositions are subject only to options, liens, charges, claims, equities and encumbrances and restrictions contained in the Music Contracts.

16.14 The Company is at Completion the absolute beneficial owner of the Music Rights in the Compositions.

16.15 All writers and/or composers of Compositions have assigned to the Company all their rights of any kind (including all Music Rights) in and in respect of such Compositions.

16.16 Subject to the rights of the local Finnish collecting society equivalent of the PRS and of affiliated societies around the world no person other than the Company has or may validly claim a proprietary, administrative or participatory interest in any Compositions.

16.17 The Company has all necessary rights, power, legal capacity and authority and all necessary corporate action on the part of the Company and its shareholders has been duly and validly taken to authorise the Company to own, use and exploit the Compositions and Music Rights.

16.18 No person holds a power of attorney on behalf of the Company affecting, directly or indirectly, any Compositions or Music Rights.

16.19 No written notice has been received by the Company and/or Companion Music/ Scandinavian Songs AB to the effect that it is claimed that the rights in and to any Composition or any Music Rights therein must be re-assigned to any person whether by virtue of a breach, failure to exploit a Composition or otherwise.

16.20 Inducement letters have been obtained from each writer and/or composer and each other person where a service company has entered into a Music Contract in respect of any services or the product of any services of such writer and/or composer or other person.

16.21 The Company has all necessary rights to use and exploit and to authorise others to use and exploit all artwork and materials used or intended to be used in connection with any Composition or any advertising or promotional material relating to any Composition.

17.      CONSENTS AND WAIVERS

17.1 All necessary permissions, consents, licences, rights and authorities required in respect of the making and exploitation of the Recordings made and/or acquired pursuant to the Recording Contracts and the Music Rights therein have been obtained and no third party has the right of first negotiation or first refusal or any option with respect to the aforesaid Recordings or the aforesaid Music Rights.

17.2 The Company has secured a warranty from its licensors as to the effect that all necessary permissions, consents, licences, rights and authorities required in respect of the exploitation of all other Recordings and the Music Rights therein by or on behalf of the Company in Finland (or such other parts of the world as the Company may have acquired the aforesaid rights) have been obtained and that no third party has the right of first negotiation of first refusal or any option for Finland (or such other parts of the world as the Company may have acquired rights in the Recordings as aforesaid) with respect to the aforesaid Recordings or the aforesaid Music Rights.

17.3 All necessary permissions, consents, licences, rights and authorities required in respect of the writing and/or composition and exploitation of the Compositions written and/or composed and/or acquired pursuant to the Publishing Contracts and the Music Rights therein have been obtained and no third party has the right of first negotiation or first refusal or any option with respect to the aforesaid Compositions or the aforesaid Music Rights.

17.4 All necessary permissions, consents, licences, rights and authorities required in respect of the exploitation of the Compositions and the Music Rights therein by or on behalf of the Company in Finland (or such other parts of the world as the Company may have acquired the aforesaid rights) have been obtained and no third party has the right of first negotiation or first refusal or any option for Finland (or such other parts of the world as the Company may have acquired rights in the Compositions as aforesaid) with respect to the aforesaid Compositions or the aforesaid Music Rights.

18.      ADVANCES AND PAYMENTS

         In respect of the Recordings:

18.1 The balances of all unrecouped advances or (similar payment which is recoupable from royalties, fees or other sums) in respect of each of the Recordings are set out in the notes to the Accounts.

18.2     Intentionally Deleted

18.3 The Company does not have, any debt, liability, or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, with respect to or affecting the Recordings or the Music Rights.

18.4 The Company is not legally obliged at any time to pay any further advances in respect of the Recordings or the Music Rights.

18.5 All royalty statements produced by the Company have been produced for and sent to those entitled to receive them by the dates on which they were due to be submitted, were accompanied by payment to the recipient of the sum shown on the statement to be due to the recipient and were complete and accurate in all material respects.

18.6 All persons other than the artists, producers and consultants contracting with the Company under the Music Contracts who provided any services whether as performer or otherwise in connection with making of any Recording agreed to provide their services in return for a one-off buy-out fee and are not entitled to any royalty residual or other similar sum in any circumstances.

18.7 Where the Company has licensed or permitted any third party to exercise or exploit any Music Rights the Company is not obliged under any agreement to account for or pay any royalties or other sums in respect of any such use or exploitation to any person unless the Company has first received payment or a credit in respect thereof in Finland.

18.8 No Recording made and/or acquired pursuant to the Recording Contracts was made under any agreement involving any union or unions which agreements require any royalty or residual or similar payments to be made to any person in respect of the reproduction, use or exploitation of the Recording in question.

18.9 All recording and other costs incurred in connection with the making of the Recordings under the Recording Contracts have been paid in full.

18.10 The Company has not made any loans or granted or committed itself to make any payments to or for any party.

18.11 The Company is free to exploit and use and to authorise others to exploit and use the Recordings in any manner and by any means and in any medium subject only to the payment of advances and/or royalties in accordance with the Music Contracts, any restrictions in the Music Contracts and the rights of any person owning any rights in the musical or literary work embodied in the Recordings and to the rights of the local Finnish equivalent to PPL or affiliated societies around the world.

In respect of the Compositions:

18.12 The balances of all unrecouped advances (or similar payment which is recoupable from royalties, fees or other sums) in respect of each of the Compositions are set out in the notes to the Accounts.

18.13    Intentionally Deleted.

18.14 The Company does not have, any debt, liability, or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, with respect to or affecting the Compositions or the Music Rights.

18.15 The Company is not legally obliged at any time to pay any further advances in respect of the Compositions or the Music Rights.

18.16 All royalty statements produced by the Company have been produced for and sent to those entitled to receive them by the dates on which they were due to be submitted, were accompanied by payment to the recipient of the sum shown on the statement to be due to the recipient and were complete and accurate in all material respects.

18.17 All persons (if any) other than the writers and/or composers contracting with the Company under the Music Contracts who provided any services in connection with any of the Compositions agreed to provide their services in return for a one-off buy-out fee and are not entitled to any royalty residual or other similar sum in any circumstances.

18.18 Where the Company has licensed or permitted any third party to exercise or exploit any Music Rights (and although the Company may be obliged to account on a so-called "at source" basis) the Company is not obliged under any agreement to account for or pay any royalties or other sums in respect of any such use or exploitation to any person unless the Company has first received payment or a credit in respect thereof in Finland.

18.19 No Composition was made under any agreement involving any union or unions which agreements require any royalty or residual or similar payments to be made to any person in respect of the reproduction, use or exploitation of the Composition in question.

18.20 All costs (if any) payable by the Company in connection with the writing and/or composition of the Compositions have been paid in full.

18.21 The Company has not made any loans or granted or committed itself to make any payments to or for any party other than as provided in the Music Contracts.

18.22 The Company is free to exploit and use and to authorise others to exploit and use the Compositions in any manner and by any means and in any medium subject only to the payment of advances and/or royalties in accordance with the Music Contracts and any restrictions in the Music Contracts and to the rights of the local Finnish equivalents of MCPS and PRS and affiliated societies around the world.

19.      MUSIC CONTRACTS

         In respect of the Recordings:

19.1 Part D of Schedule 4 and Schedules 5 and 6 together contain a complete list of all agreements by which the Company has acquired or purported to acquire the Music Rights or any of them and any other agreements entered into by the Company with any person or persons relating to the making of any Recordings or the provision of any services by any person or persons in connection with the making of any Recordings including but not limited to agreements with performers, vocalists, musicians, conductors, producers, consultants, directors and engineers.

19.2 Schedule 4 contains a complete list of all the manufacturing distribution licensing and marketing agreements entered into by the Company under which the Company has any continuing obligation or liability.

19.3 Schedule 7 contains a complete list of the sound recordings, films and videos in which the Company owns the copyright with full title guarantee throughout the world in perpetuity and which were made in pursuance of any Recording Contract and all facts and matters contained in Schedule 7 are true.

19.4 True copies of all the written Music Contracts and any alterations, variations or modifications thereof have been supplied by the Company to the Purchaser and the original signed engrossments belong to and are in the possession of the Company.

19.5     Intentionally Deleted

19.6 The Company is not bound by any agreement, understanding or arrangement concerning the use, distribution or other exploitation of any of the Recordings or the Products in any country, including the United Kingdom and the United States, other than those concerning non-exclusive performing rights.

19.7 All the grants of rights, conveyances, consents and permissions contained in the Music Contracts are in full force and effect and all the Music Contracts and other instruments are valid, enforceable and subsisting and are not void or voidable for any reason.

19.8 The Company has fully performed all of its material obligations in respect of the Music Contracts and is not in material breach of or in material default with respect of any such agreements. Without limitation to the generality of the foregoing the Company has accounted to and paid all royalties and other sums due to the persons so entitled under the Music Contracts and/or other person in accordance with the terms of all such agreements.

19.9 All works embodied in the Recordings are licensed to the Company for mechanical use at standard industry rates on standard terms in each territory of the world and all first mechanical licences in respect of such works have been granted at standard industry rates on standard terms.

19.10 No agreement to which the Company is a party will be affected or varied or breached or terminated by virtue of the parties entering into or performing this agreement or the transactions referred to herein or as a result of Completion or as a result of the termination of any contract of employment with any Employee nor will any such events give rise to any right for any person to terminate any such agreement.

19.11    None of the Music Contracts contain any so-called "key-man" provisions

19.12 The Music Contracts, the contracts of employment of the Employees, the Key Service Agreements and the Property Lease Agreement are the only agreements under which the Company has any obligations or liabilities entered into by the Company in connection with and for the purpose of carrying on its business.

19.13 The facts and matters relating to the Music Contracts set out in Schedules 4, 5 and 6 are true.

         In respect of the Compositions:

19.14 Part B of Schedule 11 and Schedule 10 together contain a complete list of all agreements by which the Company has acquired or purported to acquire the Music Rights or any of them in connection with the Compositions.

19.15 Schedule 11 contains a complete list of all sub-publishing and licensing agreements entered into by the Company under which the Company has any continuing obligation or liability.

19.16 Schedule 9 contains a complete list of the musical works in which the Company owns or controls the copyright and/or other rights in the nature of copyright and/or which the Company exploits as at Completion and/or which were made and/or acquired in pursuance of any Music Contract.

19.17 True copies of all the written Music Contracts and any alterations, variations or modifications thereof have been supplied by the Company to the Purchaser and the original signed engrossments belong to and are in the possession of the Company.

19.18    Intentionally Deleted

19.19 The Company is not bound by any agreement, understanding or arrangement concerning the use and/or exploitation of any of the Compositions in any country, including the United Kingdom and the United States, other than the those concerning non-exclusive performing rights.

19.20 All the grants of rights, conveyances, consents and permissions contained in the Music Contracts are in full force and effect and all the Music Contracts and other instruments are valid, enforceable and subsisting and are not void or voidable for any reason.

19.21 The Company has fully performed all of its material obligations in respect of the Music Contracts and is not in material breach of or in material default with respect of any such agreements. Without limitation to the generality of the foregoing the Company has accounted to and paid all royalties and other sums due to the persons so entitled under the Music Contracts and/or other person in accordance with the terms of all such agreements.

19.22 No agreement to which the Company is a party will be affected or varied or breached or terminated by virtue of the parties entering into or performing this agreement or the transactions referred to herein or as a result of Completion or as a result of the termination of any contract of employment with any Employee nor will any such events give rise to any right for any person to terminate any such agreement.

19.23    None of the Music Contracts contain any so-called "key-man" provisions

19.24 The Music Contracts, the contracts of employment of the Employees, the Key Service Agreements and the Property Lease Agreement are the only agreements under which the Company has any obligations or liabilities entered into by the Company in connection with and for the purpose of carrying on its business.

19.25 The facts and matters relating to the Music Contracts set out in Schedules 10 and 11 are true.

20.      CLAIMS

20.1.1 The Company has not received any written notice that any party to the Music Contracts intends to cancel rescind or claim a breach of any provision thereof or to challenge the validity or the enforceability of any such agreement.

20.1.2 Neither of the Key Employees have knowledge that any party to the Music Contracts intends to cancel rescind or claim a breach of any provision thereof or to challenge the validity or the enforceability of any such agreement

20.2 There is or has been in the specified period prior to Completion no claim action or other legal proceedings now pending or threatened against the Company involving:-

(a) the Recordings or the Compositions or any rights or interests of the Company therein, including the copyrights therein; or

(b)      the Music Contracts; or

(c)      the Music Rights.

         The specified period shall mean three (3) years.

20.3.1 No written notice of any adverse claim of any nature, kind or description has been received by the Company and no suit, action, arbitration, or legal administrative or other proceeding, or governmental investigation is known to the Company to be pending, threatened or anticipated with respect to any of:-

(a) the Recordings or the Compositions or any rights or interests of the Company or any predecessor in title of the Company therein, including without limitation the copyrights therein; or

(b)      the Music Contracts; or

(c)      the Music Rights.

20.3.2 Neither of the Key Employees has knowledge of any adverse claim of any nature, kind or description or of any suit, action, arbitration, or legal administrative or other proceedings, or governmental investigation pending, threatened or anticipated with respect to any of:-

(a) the Recordings or the Compositions or any rights or interests of the Company or any predecessor in title of the Company therein, including without limitation the copyrights therein; or

(b)      the Music Contracts; or

(c)      the Music Rights.

20.4 The Company has not received any written notification from any person as at the date hereof of their intention to audit or inspect the books and records of the Company pertaining to the Recordings or the Compositions or the Music Contracts or the Music Rights or pertaining to any works of any kind embodied in any Recording.

20.5 There are no current disputes between the Company and any party to any Music Contract or with any performer or any other person who has provided any services in connection with the making of any Recording or with any writer or composer or any other person who has provided services in connection with the Compositions.

20.6 So far as the Vendor and/or the Key Employees are aware no party to a Music Contract is in breach or in default of its obligations under such Contract.

20.7 The Company has duly exercised all options which have arisen up to Completion under the Recording Contracts and all such Recording Contracts are subsisting and their terms have not expired and will not expire for at least three months after Completion.

20.8 No producer, mixer, remixer and/or engineer has or shall in respect of the Recordings specified in Schedule 7 be entitled to make any claim including without limitation a claim for payment of any monies fees and/or royalties in respect of the use and/or exploitation by or on behalf of the Company of the aforesaid Recordings.

21.      RECORDINGS AND COMPOSITIONS

21.1     Intentionally Deleted

21.2 The Company has secured a warranty from the performers of the works embodied on the Recordings made or acquired under the Recording Contracts to the effect that they are not subject to any contractual restriction prohibiting or inhibiting them from and that they are fully empowered to grant and do grant all rights in their performance to the Company free and clear of any option, lien, claim, equity or encumbrance and free of any contractual restriction of any kind binding on the performer and a similar warranty to such effect from its licensors of the other Recordings.

21.3 The Company is a member in good standing of each of Gramex Oy and any other similar collection societies in respect of recordings in Finland and of the International Federation of the Phonographic Industry. In Finland and those parts of the world where the same have been released by or on behalf of the Company all of the Recordings are properly registered with all such organisations and with all other collecting societies and similar organisations in those parts of the world where the same have been released as aforesaid.

21.4 The Company has in its possession master recordings and films of as good a quality technically as could reasonably be obtained at the time they were made of all the Recordings, suitable for the production of compact discs and videos (as the case requires) of a quality sufficient to satisfy all technical requirements for commercial release of first class copies for sale to the public.

21.5 To the best of the knowledge information and belief of the Warrantors there has been no illegal or unauthorised production, copying, sale, distribution, importation or other use or exploitation of any of the Recordings.

21.6 The Company has not granted any synchronisation licence or compilation use licence to any third party allowing use of any of the Recordings on an exclusive basis.

21.7 All published editions of the Recordings released by or on behalf of the Company have carried a notice satisfying the requirements of the Universal Copyright Convention and the Rome Convention and are protected under the copyright or similar laws of each country throughout the world.

21.8     Intentionally Deleted

21.9 All the Recordings were made or licensed or distributed or marketed (as applicable) in pursuance of the Music Contracts.

21.10 Neither the Company nor any entity on the Company's behalf has granted to any third party any rights in or to the Recordings in contravention of any of the rights restrictions and/or obligations of the Company pursuant to the Music Contracts. Schedule 7 contained a complete list of the Recordings and all facts and matters thereon contained are true.

21.11 The Company has obtained a warranty from the writers or composers or publishers of the Compositions to the effect that the Compositions are original and do not infringe upon any other works or any rights of any third party.

21.12 The Company has obtained a warranty from the writers and/or composers of the Compositions to the effect that they are not subject to any contractual restriction prohibiting or inhibiting them from and that they are fully empowered to grant and do grant all rights in the Compositions to the Company free and clear of any option, lien, claim, equity or encumbrance and free of any contractual restriction of any kind binding on such writers and/or composers.

21.13 The Company is a member in good standing of Gramex Oy and any other similar collection societies in respect of compositions . In Finland and those parts of the world where the Compositions have been exploited such Compositions are properly registered with all such organisations and with all other collecting societies and similar organisations throughout the world.

21.14 The Company has in its possession a lead sheet and demonstration recording of each Composition.

21.15 To the best of the knowledge information and belief of the Warrantors there has been no illegal or unauthorised copying or other use or exploitation of any of the Compositions.

21.16 The Company has not granted any synchronisation licence or similar use licence to any third party allowing use of any of the Compositions on an exclusive basis.

21.17 All published editions of the Compositions exploited by or on behalf of the Company have carried a notice satisfying the requirements of the Berne Convention and are protected under the copyright or similar laws of each country throughout the world.

21.18    Intentionally Deleted.

21.19 All the Compositions were written and/or licensed in pursuance of the Music Contracts.

21.20 Schedule 9 contains a complete list of the Compositions and all facts and matters therein contained are true.

21.21 Neither the Company nor any entity on the Company's behalf has granted to any third party any rights in or to the Compositions in contravention of any of the rights restrictions and/or obligations of the Company pursuant to the Music Contracts.

22.      RESTRICTIVE CONTRACTS AND PRACTICES

22.1 The Company has obtained all applicable authorisations and approvals which are required under Finnish law to enable it to conduct its business as presently carried on. The Company is not a party to any agreement, arrangement or concerted practice and is not carrying on any practice which in whole or in part:

(a) contravenes Articles 85 or 86 of the Treaty of Rome or which has been notified to the European Commission for a negative clearance or exemption;


(b) constitutes an anti-competitive practice as defined in the Finnish Competition Act 1992 or according to which the Company would be bound by any non-competition undertakings;

(c) contravenes the Finnish Act on Unfair Business Practices 1978 or the Finnish Data Protection Act 1987 or elsewhere where the Company carries on business; or

(d) contravenes or is invalidated by any anti-trust, fair trading, consumer protection or similar legislation in Finland including terms and conditions set in any authorisations and approvals held by the Company. The Company complies with and has complied with the requirements of all applicable agencies and authorities in Finland which are responsible for the administration and regulation of anti-trust, fair trading, consumer protection or similar legislation in Finland.

23.      CAPITALISATION, ORGANISATION AND GOOD STANDING

23.1 The Sale Shares are and will at Completion constitute the whole of the legally and validly issued and allotted share capital of the Company and all the Sale Shares are duly authorised and fully paid up.

23.2 There is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting the Sale Shares; no claim has been made by any person to be entitled to any of the foregoing; the Company has not exercised or claimed to exercise any lien over any of the Sale Shares; no call on the Sale Shares is outstanding; and no person has the right (whether exercisable now or in the future and whether or not contingent) to call for the allotment, conversion, issue, sale or transfer of any shares or loan capital in the Company by reason of any agreement, conversion rights, rights of pre-emption or howsoever otherwise.

23.3 The Company is a corporation duly organised and validly existing under the laws of Finland, and has full power under its constitution to carry on the business as now being conducted.

23.4 The Company has no tangible assets outside Finland or a branch, agency or place of business or any permanent establishment (as that expression is defined in the relevant double Taxes relief orders current at the date of this agreement) outside Finland.

23.5 The Company has not now and never has had any subsidiary or shares or other securities in any other company and has not now and never has had any interest by way of subsidiary or shares or other securities or partnership or joint venture in any other business and has not agreed to acquire any such shares or securities or interest.

23.6 All corporate documentation of the Company, including without limitation, share registers, board meeting minutes, minutes of the shareholders' meetings, exist and in all material respects is safely kept, correct, complete and up-to-date.

23.7     Intentionally Deleted

23.8 The Company has not received any notice of any application or intended application for the rectification of its registered corporate information in Finland.

23.9 The only directors of the Company are the persons whose names are listed in Schedule 1 and the Company has no shadow directors.

23.10 The Company has not provided any financial assistance within Chapter 12, Section 7 of the Finnish Companies Act (1978) or otherwise directly or indirectly for the purchase or the proposed purchase of its shares.

23.11 All returns, particulars, resolutions and other documents required to be filed with or delivered to the Finnish Trade Register in respect of the Company have been filed or delivered within the required time limits and no fines or penalties are outstanding or known to be due.

23.12 The copies of the registration certificates and articles of association of the Company annexed to the Disclosure Letter are up to date, true and accurate and contain full details of the rights and restrictions attached to the share capital of the Company.

24.      BUSINESS

24.1 No order has been made, petition presented, resolution passed or meeting convened for the winding up of the Company or for an administration order in respect of the Company; no receiver, receiver and manager, administrative receiver or liquidator has been appointed of the business or the whole or any part of the assets or undertaking of the Company; and there are no circumstances presently existing pursuant to the relevant laws of Finland likely to give rise to the appointment of any such receiver, receiver and manager, administrative receiver or liquidator.

24.2 There are no unfulfilled or unsatisfied judgments or court orders outstanding against the Company or by which it may be affected.

24.3 No distress, distraint, charging order, garnishee order, execution or other process which a court or a similar body may use to enforce payment of a debt has been levied or applied for in respect of the whole or any part of the property, assets or undertaking of the Company.

24.4 No event has occurred causing, or which upon intervention or notice by any third party will cause, any floating charge created by the Company to crystallise or any charge created by it to become enforceable, nor has any crystallisation occurred or is any such enforcement in process.

24.5 In relation to any property or assets held by the Company under any hire purchase, conditional sale, chattel leasing or retention of title agreement or otherwise belonging to a third party, no event has occurred which entitles, or which upon intervention or notice by the third party will entitle, the third party to repossess the property or assets concerned or to terminate the agreement or any licence in respect thereof.

24.6 The Company has not stopped payment of its creditors generally nor, after the Purchaser has fulfilled its obligations under sub-clause 5.4(e) will it be insolvent or unable to pay its debts.

24.7 The Company has not either to its knowledge nor to the knowledge of the Key Employees been a party to any transaction with any third party which, in the event of such third party going into liquidation or an administration order or a bankruptcy order being made in relation to it or to him, would constitute (in whole or in part) a transaction at an undervalue, a preference, an invalid floating charge or an extortionate credit transaction or part of a general assignment of debts.

24.8 No person, firm or company is or will be entitled to receive from the Company any fee, brokerage or commission in connection with the sale and purchase of the Sale Shares.

24.9 To the best of the knowledge and information and belief of the Warrantors the Company has not committed any breach of statutory duty or any tortuous or other unlawful act which could lead to a claim for damages or an injunction being made against it; and there has been no contravention by the Company of any law of Finland or of any law of any other jurisdiction in consequence of which an unfavourable judgment, decision, ruling or order will materially and adversely affect the financial or trading position or prospects of the Company.

24.10 The Company during the limitation period prescribed by the applicable Finnish statute of limitations carried on its business and affairs in all respects in accordance with its registration certificates and articles of association; the Company has been granted and there are now in force all necessary approvals, permits, authorities, consents and licences for the carrying on of its business in the places and in the manner in which such business is carried on and the Company has complied with all conditions attached thereto; and there are no investigations, proceedings, enquiries or other circumstances which indicate that any regulatory approvals, permits, authorities, consents and licences held by the Company are likely to be revoked, cancelled, suspended or not renewed.

24.11 There have not been and so far as the Vendor and/or the Key Employees are aware are not pending, or in existence, any investigations or enquiries by, or on behalf of, any governmental or administrative or other body in respect of the affairs of the Company in any jurisdiction where the Company carries on business.

24.12 The Company has not paid any commission or made any payment whether to secure business or otherwise to any person, firm or company which in the hands of such person, firm or company would in accordance with the relevant law under any jurisdiction where the Company carries on business be regarded as illegal or improper.

24.13 No director, officer, agent, employee or other person acting on behalf of the Company has been party to the use of any assets of the Company for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political or other activity, or to the establishment or maintenance of any unlawful or unrecorded fund of monies or other assets, or to the making of any false or fictitious entries in the books or records of the Company, or to the making of any unlawful payment and the Company has not made any gift or donation to any political party.

24.14 No written disclosure has been made by the Vendor of any of the financial or trade secrets of the Company or of its list of clients or customers (save to the Purchaser and save in the ordinary course of business after having secured the confidential nature of any such disclosure).

25.      LITIGATION

25.1 Save as disclosed in the Disclosure Letter, the Company is not a party (whether as claimant or defendant or otherwise) to any claim, litigation, arbitration, prosecution or other legal or quasi legal proceedings or enquiry (except as claimant in the collection of debts arising in the ordinary course of business, none of which exceeds (pound)1000); and there are no claims or actions (whether criminal or civil) pending or threatened against the Company or any of its directors or employees in relation to the Company.

25.2. There are no investigations, disciplinary proceedings or so far as the Vendor and/or the Key Employees are aware other facts or circumstances likely to lead to any claim, action, proceeding, suit, litigation, prosecution, investigation or enquiry involving the Company.

26.      ENVIRONMENTAL, HEALTH AND SAFETY CONSIDERATIONS

26.1 To the best of the knowledge information and belief of the Warrantors the Company has during the limitation period prescribed by the applicable Finnish statute of limitations complied with all applicable laws of Finland and elsewhere relating to pollution and protection of the environment and to health and safety matters relating to it, its business and the Property, and in particular has obtained and complied with the terms and conditions of all permits, licences and other authorisations, and has filed all notifications, which are required under any such laws.

26.2     Intentionally Deleted

26.3 So far as the Vendor and/or the Key Employees are aware there is no liability (actual, or contingent and material) in relation to the Property which gives rise to any liability to make good, repair, reinstate or clean up.

27.      INSURANCE

27.1 The Company (and its assets of an insurable nature including the Property) is/are adequately insured against fire and other risks normally insured against by persons carrying on the same business as that carried on by the Company (including product liability, employer's liability and public liability insurances).

27.2 The Company (and its assets including the Property) is and are at present insured against such risks and in such sums as are disclosed in the Disclosure Letter.

27.3     All premiums due in respect of such insurances have been fully paid.

27.4 All such insurances are currently in full force and effect, and nothing has been done or omitted to be done by the Company which will make any policy of insurance void or voidable.

27.5. No claim is outstanding or in respect of claims exceeding US$2,000 is likely to be made under any of such insurances and to the Vendor's and/or the Key Employees' no circumstances exist which are likely to give rise to any such claim.

27.6 There are no claims against the Company by an Employee, consultant, artist, producer, workman or any other third party, in respect of any accident or injury, which are not fully covered by insurance.

28.      POSITION SINCE THE BALANCE SHEET DATE

28.1     Other than in the ordinary course of business since the Balance Sheet
         Date:

         (a) there has been no reduction in the value of net assets of the Company determined in accordance with the same accounting policies as those applied in the Accounts (and on the basis that each of the assets of the Company is valued at a figure no greater than the value attributed to it in the Accounts or, in the case of any of the said assets acquired by the Company after the Balance Sheet Date, at a figure no greater than cost);

         (b) there has been no adverse change in the financial or trading position or prospects of the Company including, but not limited to, any adverse change in respect of turnover, profits, margins of profitability, liabilities (actual or contingent) or expenses (direct or indirect) of the Company;

         (c)   no resolution of the shareholders of the Company has been passed;

         (d) other than pursuant to the Management Services Agreement referred to in the Inter-Company Termination Deed no management or similar charge has become payable or been paid by the Company; and

         (e) save for basic remuneration paid under employment agreements no bonus, pension or other payments have been made by the Company to, (or benefit conferred (directly or indirectly) by the Company on) the Vendor or any past or present director of the Company and/or any person who is or was at the relevant time connected with the Vendor or any such director

29.      PENSIONS

29.1 There is no scheme, agreement, arrangement or practice (formal or informal) in relation to which the Company has incurred or will incur any liability (including liability for contributions or expenses or for shortfall in funding and including liability as trustee or responsibility as to any discretionary power for or in relation to the provision of any benefit (including any pension, annuity, lump sum or gratuity) to be given on or after in anticipation of retirement, death, disability, life assurance or medical benefits or leaving service or change in nature of service to or for any present or former director or employee of or person who has agreed to render services to the Company or to or for any other person by reference to any such director officer employee or person in excess to the compulsory insurances and pensions under Finnish law or as listed in Schedule 3 hereto.

                          PART B - PROPERTY WARRANTIES


1.       GENERAL

1.1      The Property is free of mortgages or other encumbrances.

1.2 The Property is the only property occupied or otherwise use in connection with its business by the Company.

1.3 The Property is occupied and used by the Company on a stand-alone basis in connection with its business.

2.       Condition

2.1 To the knowledge information and belief of the Warrantors and the Key Employees (a) since 17th March 1998 there has been no deterioration in the condition of the buildings and any other structure on the Property or of which the Property forms part other than normal wear and tear and
         (b) the improvements set out in Exhibit `A' of Schedule 8 have been carried out prior to Completion and (c) the present use of the Property is not restricted by any material restriction or condition and conforms to all applicable planning regulations, fire and safety regulations, to the requirement of the relevant local authorities and to statutes governing the Property or use thereof and (d) all requested permissions have been obtained and are valid and subsisting for all developments or alterations to or other works on all in relation to any of the Property, and all conditions or restrictions imposed in or by any such permissions have been complied with and nothing further remains to be done thereunder.

3.       PROPERTY LEASE

3.1 The Company has paid all payments and performed all of the covenants and conditions on the part of the lessee to be performed and complied with pursuant to the property lease agreement between the City of Helsinki (1) ("the Landlord") and the Company (2) dated June 26, 1979 as amended (the "Property Lease Agreement") as well as all official fees related to the registration of the Property Lease Agreement and thereto related mortgages and other encumbrances with the appropriate property register.

3.2 All licensees, consents and approvals (if any) required from the Landlord or relevant authorities under the Property Lease Agreement of Finnish law and regulations have been obtained duly performed and observed by the Company.

3.3 There is no outstanding unobserved or unperformed obligation necessary to comply with, any notice or other requirement given by or on behalf of the Landlord to the Company.

3.4 There is no outstanding or unobserved registration obligation or requirements with regard to claiming title to the Property and the Property Lease Agreement.

3.5 There exists no restriction in the Property Lease Agreement that would give the Landlord a right to terminate or alter the Property Lease Agreement due to the transfer or ownership of the Sale Shares.

3.6 To the best knowledge of the Warrantors and the Key Employees, there exists no plan for a change of the use of the land subject to the Property Lease Agreement.

3.7     The Property Lease Agreement does not expire prior to December 31st 2020

                             PART C - TAX WARRANTIES

1.       RESERVE FOR TAXES IN THE ACCOUNTS

1.1 The Accounts reserve or provide in full for all Taxes for which the Company was in respect of all periods up to the Balance Sheet date liable or able to be made liable;

1.2 The Accounts reserve for or contain a note regarding any contingent liability or possible deferred liability to Taxes to the extent required by Accounting Requirements.

2.       RETURNS AND PAYMENT OF TAXES

2.1 The Company has filed with the appropriate tax authorities in Finland all tax returns and reports in respect of any and all Taxes required to be filed under Finnish laws with such tax authorities and to the best of the knowledge, information and belief of the Warrantor there are no facts or circumstances accordingly to which the above stated would not be true.

2.2 Computations of the profits and losses of the Company and its liability to Taxes for each of the accounting periods ending within the six calendar years prior to the Balance Sheet Date have been agreed with the Finnish tax authorities and there is no unsettled appeal in respect of any year of assessment nor any back duty claim or other dispute with the Finnish tax or customs authorities as at the date of this agreement and to the best of the knowledge, information and belief of the Warrantor's there are no facts or circumstances that may result in any such appeal, claim or dispute.

2.3      There are no tax audits currently pending against the Company.

2.4 No Tax will be levied on the Company with respect to events taking place or having taken place prior to the Completion Date except to the extent properly accounted for in the Accounts or with respect to Tax arising in the ordinary course of business of the Company for the period between the Balance Sheet Date and the Completion Date.

2.5 No transaction has been entered into by the Company since the Balance Sheet Date in respect of which the Company is required to make a specific return or to provide information (other than of a routine or periodic nature) to a relevant tax authority and in respect of which the time for making such return or providing such information will expire on or after the Completion.

3.       BASE VALUES AND ACQUISITION COSTS

3.1 The Company does not own and has not agreed to acquire any material asset, nor has it received or agreed to receive any material services or facilities (including the benefit of any licences or agreements) during the last two (2) years the consideration for the acquisition or provision of which was or will be otherwise than on an arm's length basis.

3.2 The Company has not disposed nor agreed to dispose of any material asset, not has it provided or agreed to provide any material services or facilities (including the benefit of any licences or agreements) during the last two (2) years the consideration for the disposal or the provision of which was or will be otherwise than on an arm's length basis.

4.       DISTRIBUTIONS AND PAYMENTS

4.1 The Company has not in the three (3) calendar years prior to Completion repaid, or agreed to repay, or redeemed, or agreed to redeem, or purchased or agreed to purchase any of its share capital, or capitalised or agreed to capitalise, in the form of redeemable shares, any profits or reserves of any class or description; and the Company has also not issued any share capital as paid up otherwise than by the receipt of new consideration.

5.       STATUS

5.1 To the best of the Warrantors' knowledge and belief the Company carried on an activity at the date of this agreement which is a trade for the purposes of Taxes and has not ceased or agreed to cease as a result of any contract, agreement or arrangement entered into before Completion to carry on such activity.

6.       CORPORATION TAX ON CHARGEABLE GAINS

6.1 No claim has been made or is capable of being made by any other company which affects or could affect the amount of value of the consideration for the acquisition of any assets by the Company which is to be taken into account in calculating any gain on subsequent disposal.

7.       TAX AVOIDANCE

7.1 The Company has not entered into or been party to any transaction, scheme or arrangement designed wholly or partly for the purposes of avoiding Taxes.

8.       VALUE ADDED TAX

8.1      The Company:

(a) is duly registered for the purposes of VAT and has been so registered at all times when it has been required to be registered by the relevant legislation in any jurisdiction where the Company carries on business.

(b) has complied fully with all statutory requirement, orders, provisions, directions, or conditions relating to VAT, including (for the avoidance of doubt) the terms of any agreement reached with Customs and Excise in accordance with the relevant legislation in any jurisdiction where the Company carries on business;

(c) maintains and has at all times maintained complete, correct and up-to-date records for the purposes of the legislation relating to VAT and has preserved such records in such firm and for such periods as are required by such legislation in any jurisdiction where the Company carried on business;

(d) is not in arrears with any payment or returns required under any legislation relating to VAT, or liable to any abnormal or non-routine payment, or any forfeiture or penalty or default surcharge, or to the operation of any penal provision relating to VAT or to pay any interest as a result of making last VAT returns in any jurisdiction where the Company carries on business ;

(e) has not been required by Customs and Excise to give security in any jurisdiction where the Company carries on business;

8.2 The Company is not and has not at any time been treated as a member of a group of companies for VAT purposes and no application for it to be so treated has at any time been made in any jurisdiction where the Company carries on business.

8.3 No act or transaction has been effected in consequence whereof the Company is or may be held liable for any VAT chargeable against any other company in any jurisdiction where the Company carries on business activities;

8.4      The Company holds or controls;

(a) full details of all claims made by the Company in the two (2) years immediately preceding the date of this agreement in respect of which a refund of VAT has been received by the Company in any jurisdiction where the Company carries on business;

(b) all particulars of any claim for bad debt relief made in the two (2) years immediately preceding the date of this agreement, or which may be made, in respect of the supply of goods or services for which the whole or part of the consideration has been written off in the accounts of the Company;

(c) the records or documents required under relevant jurisdiction to be held so that a claim may be made at the date hereof or subsequently for a refund of VAT in respect of the supply of any goods or services.

9.       STAMP DUTY, TRANSFER TAX AND STAMP DUTY RESERVE TAX

9.1 The Company has duly paid all stamp duty, transfer tax and all stamp duty reserve tax for which it has at any time been liable, and all documents which require to be stamped and which form part of the Company's title to assets reflected in the Accounts have been duly stamped.

10.      GENERAL

10.1 The Company has not acquired all or any of the assets or undertakings of another company in the course of any reconstruction or liquidation of that company or any amalgamation of that and any other company.

10.2 The Company is not and has not been the legal or beneficial owner of or had any beneficial interest in any share or securities of any other company.

10.3 No act or transaction has been effected in consequence whereof the Company has, is or may be held liable for any Taxes primarily chargeable against some other person.

10.4 No member of the Vendor's Group (other than the Company) is a debtor of the Company in respect of a loan which is not a normal commercial loan and the Company is not a debtor of any Group Company in respect of a loan which is not such a normal commercial loan.

10.5 To the best of the Warrantor's knowledge and belief, there has not been not has there been any plans for a release or waiver of any loan of the Company, the release or waiver of which would or could give rise to any deemed receipt of profit.

                                   SCHEDULE 9

         SCHEDULE OF COMPOSITIONS OWNED AND/OR CONTROLLED BY THE COMPANY


TITLE                     WRITER/COMPOSER
-----                     ---------------


As per Exhibit            As per Exhibit A
A annexed hereto          annexed hereto


                                   SCHEDULE 10

                              PUBLISHING CONTRACTS


                                                            Principal Commercial
  No.     Date      Parties       Writer         Terms              Terms
------  --------  ----------  --------------  ------------  --------------------


  The contracts pursuant to which the Compositions were acquired by the Company

                                   SCHEDULE 11

                            SUB-PUBLISHING AGREEMENTS

                                     PART A

                               Sub-publishing Out



                                                                    Principal
        Date of                                                     Commercial
 No.    Contract       Parties                      Term            Terms
------  --------  -----------------------------  -----------------  ------------

01.01.    1985    Scandinavian Songs AB trading  3 Years with       50% receipts
                  as Companion Music (1) and     subsequent
                  K-Tel Finland AB trading as    1 year extensions
                  Ice-Cream Music (2)


                                     PART B

                                Sub-publishing In

                                                                    Principal
        Date of                                                     Commercial
 No.    Contract       Parties                      Term            Terms
------  --------  -----------------------------  -----------------  ------------




                                      NONE

This document has been executed and delivered by the parties as a deed on the date written above.


EXECUTED and DELIVERED as a Deed by                     )
K-TEL INTERNATIONAL INC                                 )  /s/ K-TEL INTERNATIONAL, INC.
acting by the signature of                              ) ----------------------------------

duly authorised in the presence of:-





EXECUTED and DELIVERED as a Deed by                     )
EDEL MUSIC AG                                           )  /s/ EDEL MUSIC AG
acting by the signature of                              ) --------------------------

duly authorised in the presence of:-





EXECUTED and DELIVERED as a Deed by                     )
K-TEL ENTERTAINMENT (UK) LIMITED                        )  /s/ K-TEL ENTERTAINMENT (UK) LIMITED
acting by:                                              ) ---------------------------------------

                            DATED SEPTEMBER 10, 1999
                            ------------------------





                        (1)      K-TEL INTERNATIONAL INC

                        (2)      EDEL MUSIC AG

                        (3)      K-TEL ENTERTAINMENT (UK) LIMITED






                     --------------------------------------

                           SALE AND PURCHASE AGREEMENT
                                   RELATING TO
                        K-TEL INTERNATIONAL (FINLAND) OY

                     ---------------------------------------











                                 RUSSELLS
                                 REGENCY HOUSE
                                 1/4 WARWICK STREET
                                 LONDON W1R 6LJ
                                 TEL: 0171 439 8692
                                 FAX: 0171 494 3582